Exhibit (d)(22)
Expedia Retirement Savings Plan
(Effective on the Distribution Date)

TABLE OF CONTENTS
 i

PREFACE
          It is the purpose of this Plan to provide a means of providing retirement and other benefits to employees of Expedia, Inc. (the “Company”) and certain related companies and to provide employees with a means to save for their retirement.
          The provisions of the Plan are effective on the date of the pro rata distribution (or spin-off) (the “Distribution Date”) of all of the outstanding shares of common stock of Expedia, Inc., a Delaware corporation (“Expedia Parent”) to the stockholders of IAC/InterActiveCorp. Immediately prior to the Distribution Date, the Company was a whollyowned subsidiary of IAC/InterActiveCorp. As a result of the foregoing corporate transactions and as soon as practicable after the Distribution Date, the assets and liabilities of the account balances in IAC/InterActiveCorp. Retirement Savings Plan (“Prior Plan”) attributable to the individuals who, as of the day immediately prior to the Distribution Date, had been active and former employees of Expedia Parent and its subsidiaries or designated employees, of IAC/InterActiveCorp who will become Employees of the Company or its Affiliates, will be transferred to the Plan in a trust-to-trust transfer of assets and liabilities (“Trust-to-Trust Transfer”) in accordance with the requirements of Treasury Regulation Section 1.414(1).
          The Plan herein set forth and its related Trust are hereby designated as constituting parts of a plan and trust intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, and to be exempt from federal income taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended.
          The Plan, which is a profit-sharing plan, continues to provide for an Internal Revenue Code Section 401(k) feature. The Plan is intended to be an “eligible individual account plan” within the meaning of Section 407(d)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which may invest all or a portion of its assets in “qualifying employer securities,” as defined in Section 407(d)(5) of ERISA.

ARTICLE I
DEFINITIONS
          The following words and terms as used in this Plan shall have the meanings set forth below, unless a different meaning is clearly required by the context:
          1.1 Account. The total of sub-accounts maintained by the Trustee to record the interest of a Member in the Plan consisting of the 401(k) Account, Catch-Up Contribution Account, Matching Contribution Account, Profit-Sharing Account, QNEC Account, After-Tax Account and, if applicable, Rollover Account.
          1.2 Accrued Benefit. The net value of all assets, earned or accrued, allocated to a Member’s Account.
          1.3 Acquired Company. An entity that has been acquired by the Company or an Affiliate.
          1.4 Adopting Employer. An entity that is an Eligible Company and assumes the obligations of the Plan and Trust in accordance with its by-laws (or similar governing documents) and applicable law and with the consent of the Company. If the Plan is only adopted by the Adopting Employer with regard to certain divisions, only those divisions shall be deemed the Adopting Employer and the other divisions of such Adopting Employer shall not be deemed to be an Adopting Employer and shall not assume the obligations of the Plan hereunder. The Initial Adopting Employers are listed on Exhibit A to the Plan.
          1.5 Affiliate. An entity or trade or business presently or in the future existing, which (a) is a member of the controlled group which includes either the Company or an Adopting Employer, as applicable, or are under common control with the Company or an Adopting Employer, as applicable, as such terms are defined in Section 414 of the Code, but only during such period as such entities or trades or businesses are members of the controlled group which includes the Company or an Adopting Employer, as applicable, are under common control with the Company or an Adopting Employer; or (b) is required to be aggregated with the Company or an Adopting Employer pursuant to Sections 414(m) or (o) of the Code, but only during the period the entity or trade or business is required to be so aggregated. Unless the context indicates otherwise, Affiliate shall mean an Affiliate of the Company.
          1.6 After-Tax Account. The Member’s sub-account with respect to after-tax contributions made to a Historic Plan prior to the merger of the Historic Plan into the Plan with respect to After-Tax Contributions made to the Plan and earnings and losses thereon.
          1.7 After-Tax Contribution. A contribution made pursuant to Section 4.3 of the Plan or a predecessor provision.
          1.8 Beneficiary. The individual or trust designated by a Member, in a manner acceptable to the Committee, to receive benefits payable under this Plan in the event of the Member’s death; provided that, if the Member is married at the time of his death, his Spouse shall be the Beneficiary, unless such Spouse does not survive him or a different Beneficiary is designated by the Member and consented to by the Spouse in accordance with the provisions of Section 7.5 hereof. If no Beneficiary is designated by the Member, then:
          (a) the Member’s Beneficiary shall be the Member’s Spouse, or
          (b) if the Member is not married, but has designated an individual as the Member’s domestic partner, in such manner as prescribed by the Committee, and has not revoked such designation, the Member’s Beneficiary shall be the Member’s designated domestic partner; or
          (c) if the Member has neither a Spouse nor a designated domestic partner, the Member’s Beneficiary shall be the Member’s estate.
          Upon the valid designation of a new Beneficiary, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last beneficiary designation form filed by the Member and accepted by the Committee prior to his death.
          1.9 Benefit Starting Date. The first day for which an amount is payable (i.e., the date on which all events have occurred which entitle the Member to such benefits) without regard to administrative delay and not the actual payment date.
          1.10 Board. The Board of Directors of the Company or a duly authorized committee thereof.
          1.11 Catch-Up Contribution . A contribution made pursuant to Section 4.2 of the Plan or a predecessor provision.
          1.12 Catch-Up Contribution Account. The Member’s sub-account with respect to Catch-Up Contributions to a Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to Catch-Up Contributions made to the Plan, and earnings and losses thereon, pursuant to Section 4.2 and earnings and losses thereon.
          1.13 Child Rearing Absence. Any period of absence of an Employee by reason of the pregnancy of such Employee, by reason of the birth of a child of such Employee, by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. Child Rearing Absences shall be granted in accordance with such policies as may, from time to time, be adopted by the Employer, and none of the provisions of this Plan shall be construed to afford any Employee any rights other than in accordance with such policies.
          1.14 Code. The Internal Revenue Code of 1986, as amended.
          1.15 Committee. The committee appointed by the Company for the purpose of administering the Plan on its behalf as set forth in Article XII.

          1.16 Company. Expedia, Inc., a Washington corporation, and any successor by merger, consolidation, purchase or otherwise.
          1.17 Compensation. Except as specifically set forth below, all cash compensation for services paid by an Employer to a Participant that is to be included on the Participant’s W-2 for such year including salary, bonuses, commissions and overtime pay. Compensation shall also include contributions made by an Employer on behalf of a Participant pursuant to a salary reduction agreement between an Employer and a Participant under Code Sections 125, 132(f), 401(k) and 414(v). Compensation shall exclude: (1) all noncash compensation and any contributions by the Employer to, or benefits paid under, this Plan or any other pension, profit-sharing, fringe benefit, group insurance (including, without limitation, life insurance or health insurance) or other employee welfare plan (including, without limitation, severance or disability) or any deferred compensation arrangement (other than any salary reductions under Code Sections 125, 132(f) and 401(k)); (2) amounts paid under any relocation plan of the Employer; (3) income on the exercise of a nonstatutory stock option or any other type of stock award; (4) income on the disqualifying disposition of shares of stock acquired under any stock option plan or stock purchase plan of the Employer or any other type of stock award; (5) all items of imputed income; (6) amounts paid pursuant to any long-term compensation plan maintained by the Employer; (7) cash prizes and awards; (8) automobile allowances; (9) meal allowances; and (10) travel expenses and allowances.
          Compensation for any Plan Year shall not exceed two hundred ten thousand dollars ($210,000), as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Code. With respect to any short Plan Year, Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).
          1.18 Disability. A Participant will be deemed to have a Disability for purposes of the Plan if he becomes eligible for and receives benefits under the Employer’s long-term disability plan for as long as such plan provides.
          1.19 Effective Date. The Distribution Date is as described in the Preface of the Plan.
          1.20 Elective Deferrals. The sum of:
          (a) Any salary reduction contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) including contributions made pursuant to Section 414(v) of the Code, to the extent not includable in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limitation set forth in Code Section 402(g));
          (b) Any salary reduction contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limitation set forth in Code Section 402(g)); and
          (c) Any salary reduction contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section

3121(a)(5)(D)), provided that the limitation set forth in Section 4.1(g) hereof shall be adjusted for any such contribution to the extent set forth in Code Sections 402(g)(4) and (8).
          1.21 Eligible Company. All corporations and other entities presently or hereafter existing, which are designated by the Company as being eligible to be an Employer under this Plan, but only during the period any such corporation or other entity is so eligible, without regard to whether it is an Affiliate.
          1.22 Eligible Employee. Any Employee of an Employer other than an Employee whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer (except to the extent that the collective bargaining agreement expressly provides for the inclusion of such Employees), a Leased Employee, or a nonresident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)). An individual classified by the Employer at the time services are provided as either an independent contractor or an individual who is not classified by the Employer as an Employee but who provides services to the Employer through another entity shall not be eligible to participate in this Plan during the period that the individual is so initially classified, even if such individual is later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.
          1.23 Employee. Any individual employed by an Employer, as used herein, including any Leased Employee. The term “Employee,” as used herein, shall exclude any other agent or independent contractor.
          1.24 Employer. The Company and any Affiliate or Eligible Company that is or hereafter becomes an Adopting Employer.
          1.25 Employment Commencement Date. The first day on which an Employee is credited with an Hour of Service.
          1.26 Expedia Stock. Common stock of Expedia, Inc., a Delaware corporation.
          1.27 Expedia Stock Option. An investment vehicle under the Plan which is intended to invest in Expedia Stock.
          1.28 ERISA. Employee Retirement Income Security Act of 1974, as amended.
          1.29 Fair Market Value. With respect to a specified date, the closing price of a share of Expedia Stock as reported for the preceding trading day on the principal national securities exchange in the United States on which it is then traded, or, if Expedia Stock is not traded on any national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the sales of the Expedia Stock shall not have been reported on such date, on the first day prior thereto on which the Expedia Stock was reported or quoted. With respect to investments other than investments in Expedia Stock, Fair Market Value shall be determined by the entity maintaining the applicable Investment Option, in accordance with generally accepted valuation methods and practices.

          1.30 401(k) Account. The Member’s sub-account with respect to 401(k) Contributions made to a Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to 401(k) Contributions made to the Plan, and the earnings and losses thereon.
          1.31 401(k) Contribution. A contribution made pursuant to Section 4.1 of the Plan or a predecessor provision.
          1.32 Highly Compensated Employee.
          (a) Any Employee who:
     (i) if the Employer is a corporation, any Employee who owned (or is considered as owning within the meaning of Section 318 of the Code) at any time during the current or preceding Plan Year more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or if the Employer is not a corporation, any Employee who owned at any time during the current or preceding Plan Year more than five percent (5%) of the capital or profit interest in the Employer; or
     (ii) received Section 414 Compensation from the Employer and Affiliates in excess of ninety thousand dollars ($90,000), as adjusted by the Secretary of the Treasury, in the preceding Plan Year, and was among the top twenty percent (20%) of Employees when ranked on the basis of compensation, as defined under Code Section 415(c)(3), during such Plan Year. In determining the number of Employees in the top twenty percent (20%) for purposes of this paragraph, the following Employees shall be excluded:
     (1) Employees who have not completed six (6) months of service;
     (2) Employees who normally work fewer than seventeen and one-half (17-1/2) hours per week;
     (3) Employees who normally work during not more than six (6) months during any year;
     (4) Employees who have not attained age twenty-one (21); and
     (5) except to the extent provided in regulations issued by the Internal Revenue Service, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between the Employee representatives and the Employer.
          (b) A former Employee shall be treated as a Highly Compensated Employee if:

     (i) such Employee was a Highly Compensated Employee when such Employee separated from service; or
     (ii) such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).
          For purposes of determining status as a Highly Compensated Employee under Treasury Regulation Section 1.414(q)-1T, A-4, whether an Employee was a Highly Compensated Employee for the respective year that ended on or after the Employee’s attainment of age fifty-five (55), or that was a separation year, is based on the rules applicable to determining Highly Compensated Employee status as in effect for that year.
          1.33 Highly Compensated Group.
          (a) With respect to an Employer for any Plan Year, the group of all Highly Compensated Employees.
          (b) Prior to determining the Highly Compensated Group, Code Sections 414(b), (c), (m) and (o) shall be applied.
          (c) Persons who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer or its Affiliates which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be treated as Employees for purposes of determining the Highly Compensated Group.
          1.34 Historic Plan. A plan that is merged into and with the Plan (or prior to the Effective Date, the Prior Plan, if the assets of such Historic Plan were transferred to this Plan pursuant to the Trust-to-Trust Transfer described in the Preface) or from which the Plan receives a trustee-to-trustee transfer, but only to the extent of such transfer. Except as otherwise provided herein, the benefits of any Member who does not perform an Hour of Service on or after the Distribution Date shall be governed by the provisions of the Historic Plan in effect as of the date of such Member’s Termination of Employment.
          1.35 IAC Stock. Common stock of IAC/InterActiveCorp which Members hold in their Accounts as of the Distribution Date.
          1.36 Investment Option. One of the investments designated by the Committee for the investment of contributions made to the Plan, including a brokerage account under the Plan or an option to direct the Named Fiduciary to appoint an “investment manager,” as defined in Section 3(38) of ERISA, to allocate the Participant’s Account balance among other Investment Options (other than a brokerage account, the Expedia Stock Option or IAC Stock) in its discretion in accordance with its fiduciary duties under ERISA.
          1.37 Leased Employee. Any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for a recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization that are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
          1.38 Leave of Absence. Any absence approved by the Employer, other than absence which qualifies as a Child Rearing Absence or a Military Leave of Absence, including, but not limited to, sick or disability leave.
          1.39 Limitation Year. The Plan Year.
          1.40 Matching Contribution. A contribution made pursuant to Section 4.4 of the Plan (or a predecessor section) as a result of a 401(k) Contribution made pursuant to Section 4.1 hereof (or a predecessor section).
          1.41 Matching Contribution Account. The Member’s sub-account with respect to Matching Contributions made to a Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to Matching Contributions made to the Plan and the earnings and losses thereon.
          1.42 Member. A Participant, including a Transferred Participant, a Terminated Participant or a Retired Participant who has an Accrued Benefit under the Plan or an individual who (i) was a participant in a plan which was merged into the Plan and (ii) has an Account balance under the Plan.
          1.43 Military Leave of Absence. Absence of an Employee in military service for the United States of America, provided that the Employee returns to the employ of the Employer prior to the end of any period prescribed by the laws of the United States during which he has reemployment rights with the Employer; and provided further that such military service and the Employee’s subsequent return to employment with the Employer satisfy the requirements for guaranteed reemployment under the Selective Services Act, the Uniform Services Employment and Reemployment Act or any similar law then existing.
          1.44 Named Fiduciary. The Company except where the Member (or Beneficiary thereof) or the Trustee shall be a “named fiduciary” with respect to the vote or tender of Expedia Stock as set forth in Article X or as provided in Section 6.10 of the Plan.
          1.45 Non Highly Compensated Group. That group of Participants who are not included in the Highly Compensated Group.
          1.46 Normal Retirement Age. The Member’s attainment of age fifty-five (55).
          1.47 Normal Retirement Date. The first day of the month coinciding with or immediately following the Member’s attainment of Normal Retirement Age.
          1.48 Payroll Period. The applicable period for which Compensation is paid to a Participant.

          1.49 Participant. Any Employee who shall have become a Participant in the Plan in accordance with the provisions of Article III hereof, and whose participation shall not have ceased. A Participant’s participation shall cease upon his ceasing to be an Eligible Employee. The term Participant shall not include Retired Participants and Terminated Participants.
          1.50 Period of Prior Service. The period of time for which an Employee is directly or indirectly paid or entitled to payment (including back pay, if any, irrespective of mitigation or damages) by IAC/InterActiveCorp and Prior Affiliates, with respect to the period of time immediately preceding the Plan’s Effective Date; and (d) a Predecessor Employer, with respect to the period of time immediately preceding the Employee’s service with the Employer; provided, that such total period of prior service shall end on the date immediately prior to the date the Employee performs an Hour of Service for the Employer. Notwithstanding any contrary provision contained herein, service under (a), (b) and (c) above shall only be recognized under the Plan if such service was recognized under the Prior Plan.
          1.51 Plan. The Expedia Retirement Savings Plan, as herein set forth and as hereafter amended.
          1.52 Plan Administrator. The Company shall be the administrator of the Plan, as defined in Section 3(16)(A) of ERISA.
          1.53 Plan Year. A period of twelve (12) months beginning on January 1st and ending on the following December 31st provided that the initial Plan Year shall commence on the Effective Date and end on December 31, 2005.
          1.54 Prior Affiliate. With respect to IAC/InterActiveCorp, such corporations and other entities which, prior to the Effective Date, are: (a) members of the controlled group which includes IAC/InterActiveCorp or are under common control with IAC/InterActiveCorp, as such terms are defined in Section 414 of the Code, but only during such period as such corporations or entities are members of the controlled group which includes IAC/InterActiveCorp or are under common control with IAC/InterActiveCorp; and (b) any other entity required to be aggregated with IAC/InterActiveCorp pursuant to Sections 414(m) or (o) of the Code, but only during the period the entity is required to be so aggregated.
          1.55 IAC/InterActiveCorp. IAC/InterActiveCorp.
          1.56 Prior Plan. IAC/InterActiveCorp Retirement Savings Plan, as amended and restated effective August 1, 2003 and as thereafter amended.
          1.57 Profit-Sharing Account. The Member’s sub-account with respect to Profit Sharing Contributions to a Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to Profit-Sharing Contributions to the Plan, and earnings and losses thereon.
          1.58 Profit-Sharing Contributions. A contribution made pursuant to Section 4.7 of the Plan or a predecessor provision.

          1.59 QNEC Account. The Member’s sub-account with respect to QNECs to a Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to QNECs made to the Plan, and earnings and losses thereon.
          1.60 QNECs. Qualified non-elective contributions made pursuant to Section 4.6 of the Plan or a predecessor section used to satisfy the Actual Deferral Percentage Test (as described in Section 4.1(c)) or the Actual Contribution Percentage Test (as described in Section 4.5).
          1.61 Reemployment Commencement Date. The first day on which an Employee is credited with an Hour of Service following a Period of Severance which is not included as a Period of Service.
          1.62 Retired Participant. A former Participant who has retired on or after Normal Retirement Age and is eligible to receive benefits under the Plan.
          1.63 Rollover Account. The total of the following Member’s sub-account with respect to Rollover Contributions to an Historic Plan prior to the merger of the Historic Plan into the Plan and with respect to Rollover Contributions to the Plan pursuant to Section 4.9 or a predecessor section, and earnings and losses thereon:
          (a) General Rollover Account. The Member’s sub-account with respect to Rollover Contributions, excluding after-tax rollovers made to the Plan, and earnings and losses thereon.
          (b) After-Tax Rollover Account. The Member’s sub-account with respect to the portion of Rollover Contributions that consist of after-tax contributions that would not have been includible in the Member’s gross income if received directly by him and earnings and losses thereon.
          1.64 Rollover Contribution. A contribution made to the Plan pursuant to Section 4.9 of the Plan.
          1.65 Section 414 Compensation. An individual’s total “wages” as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on its nature or location of employment or services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). The determination shall be made without taking into account the exclusions under Code Sections 125, 132(f), 402(e)(3) and 402(h)(1)(B). Section 414 Compensation shall be measured based on compensation actually paid or made available to a Participant during the measuring period and not on an accrued basis. For purposes of Section 4.1(c) and Section 4.3(b), Section 414 Compensation for any Plan Year shall not exceed two hundred ten thousand dollars ($210,000), as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Code, and with respect to any short Plan Year, Section 414 Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12). With respect to any Member who participated in the Prior Plan during any portion of the period beginning on January 1, 2003 and ending on the day before the Effective Date (“Interim

Period”), for purposes of the Plan Year ending on December 31, 2005, Statutory Compensation shall include all compensation described in this Section paid to such Member by IAC/InterActiveCorp or the Prior Affiliate during the Interim Period.
          1.66 Spouse. A Participant’s legal spouse.
          1.67 Terminated Participant. An individual who ceases to be a Participant as a result of a Termination of Employment for any reason other than death and who is eligible to receive benefits under the Plan.
          1.68 Termination of Employment. Separation from the employment of all Employers and their Affiliates for any reason, including, but not limited to, retirement, death, disability, resignation or dismissal with or without cause. Where an Employee enters upon an authorized Leave of Absence or layoff, Termination of Employment shall not be deemed to occur until his Leave of Absence expires without immediate reemployment, or in the case of layoff, he is not rehired within the time established by the Committee in accordance with the general policy of the Employer. Where an Employee is on a Military Leave of Absence, Termination of Employment shall not be deemed to occur unless and until the Employee fails to return to employment prior to the end of the period during which his right to reemployment is protected by the Selective Service Act, or Uniform Services Employment and Reemployment Act or any similar law then existing. In the event that an Employee is transferred from one Employer or Affiliate to another Employer or Affiliate, the Employee will not be deemed to have incurred a Termination of Employment until he is no longer employed by any Employer or Affiliate. In the event the Employer or an Affiliate sells some or all of its assets, any Employee who in connection with, or as a result of, such sale becomes employed by the acquirer of such assets shall not, for purposes of Article VII hereof and only for such purposes, be deemed to have incurred a Termination of Employment if and to the extent the Employer or Affiliate makes arrangements for a trustee-to-trustee transfer of all or a portion of a Participant’s Account to any qualified retirement plan sponsored by the acquirer of such assets unless and until the Employee is no longer employed by such acquirer or any entity thereafter acquiring the aforesaid assets, provided that the foregoing shall not apply to the extent that the disposition is covered by subsection (iii) or subsection (iv) of Section 9.1(a) hereof or at any time at or after the disposition at which the Participant has attained age fifty-nine and one-half (59-1/2). For purposes of the foregoing sentence, and only for such purposes, a sale of stock of an Employer or Affiliate shall be within the meaning of a “sale of assets.”
          1.69 Transferred Participant. Any person who was a participant in a Historic Plan and whose account thereunder was transferred to the Plan pursuant to the merger of the Historic Plan into the Plan or Prior Plan. Unless otherwise specified herein, the benefits of any Transferred Participant who does not perform an Hour of Service on or after the effective date that the plan in which he participated became a Historic Plan shall be governed by the provisions of such plan in effect as of the day such Transferred Participant terminated employment.
          1.70 Trust. The Trust adopted by the Company under the Trust Agreement incorporated hereto and made a part hereof, which is established to hold and invest contributions made under the Plan, as amended from time to time. If the Trust Fund is held by an insurance company pursuant to a direct contract or an annuity contract, the reference to Trust shall include such a contract.
          1.71 Trustee. Such person or persons or corporation appointed and acting as trustee or successor trustee of the Trust under the Trust Agreement.
          1.72 Trust Fund. All assets of whatsoever kind or nature, including all property and income, held from time to time by the Trustee under the Trust.
          1.73 Valuation Date. Each day on which trades are made on the New York Stock Exchange or such other dates as the Committee may determine in accordance with its rules and procedures.
          1.74 Value. The Member’s Accrued Benefit with regard to his Account or sub-account, as the case may be.
Construction
          The masculine gender where appearing in this Plan shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Where appropriate, words used in the singular include the plural and the plural includes the singular. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to this entire Plan, not to any particular provision or section.

ARTICLE II
SERVICE
          2.1 Hours of Service. “Hours of Service” means hours for which an Employee is or will be directly or indirectly compensated by the Employer or any Affiliate for the performance of duties, including overtime (but only actual hours worked irrespective of premium pay) and hours for which a back pay award is made (without offset for mitigation of damages).
          Notwithstanding any other provision to the contrary, Hours of Service shall be credited with regard to an Employee’s prior hours of service with a IAC/InterActiveCorp to the extent such hours of service were credited under a Historic Plan.
          2.2 Childrearing Absence. An Employee who incurs a Childrearing Absence shall be credited with Hours of Service for the period of such absence equal to either (i) the Hours of Service that would have been credited to such Employee but for such Childrearing Absence, or (ii) if the Hours of Service to be credited to such Employee pursuant to the preceding clause (i) cannot be determined, eight (8) Hours of Service for each normal workday of absence; provided, however, that in no event shall any Employee be credited with more than five hundred and one (501) Hours of Service under this Section 2.2. The Severance from Service Date of an Employee who incurs a Childrearing Absence that extends beyond the first anniversary of the first date of such Childrearing Absence is the second anniversary of the first date of absence. The period between the first and second anniversary will be treated as neither a Period of Severance nor a Period of Service.
          2.3 Period of Service. A period commencing on the Employee’s (i) Employment Commencement Date or (ii) Reemployment Commencement Date, whichever is applicable, and ending on the Severance from Service Date, as defined below. A Period of Service includes a Period of Severance, as defined below, of less than twelve (12) consecutive months; provided, however, that if an Employee is absent from service on the date immediately preceding his Severance from Service Date, as defined below, his Period of Severance shall be included in his Period of Service only if he again performs an Hour of Service within twelve (12) months after the commencement of such absence. An Employee’s Period of Service shall include the period of such Employee’s Military Leave of Absence. If an Employee is reemployed by the Employer after a One Year Period of Severance, as defined below, his prior Period of Service shall be reinstated if:
          (a) the Employee had met the requirements for a vested benefit under the Plan at the time of the Employee’s Severance from Service Date, or
          (b) the number of the Employee’s consecutive One Year Periods of Severance immediately prior to the Employee’s Reemployment Commencement Date does not exceed the greater of (i) five (5) or (ii) the aggregate number of years of the Employee’s Period of Service prior to his Period of Severance,
          (c) A Period of Service shall include an Employee’s Period of Prior Service.

          (d) Solely for purposes of Section 5.1(b) of the Plan, subject to Section 2.3 of the Plan, each participant in a Historic Plan that did not use the “elapsed time” method of calculating service for vesting purposes as described in Department of Labor Regulation §2530.204-3(a) who became a Participant in the Plan on or after the date that the respective Historic Plan under which he or she was a participant merged into the Plan (the “Applicable Merger Date”), shall receive credit for years in a Period of Service in accordance with Treasury Regulation 1.410(a)-7(g) equal to the sum of:
     (i) The number of Years of Service (as defined under the Historic Plan) credited to such Member before the Applicable Merger Date (the “Applicable Computation Period”);
     (ii) The greater of (x) the Period of Service credited to such Member under the vesting schedule set forth in Section 5.1(b) for his service during the entire Applicable Computation Period or (y) the Years of Service credited to such Participant under the applicable vesting schedule set forth under the Historic Plan immediately prior to the Applicable Merger Date; and
     (iii) The number of his years in a Period of Service commencing on or after the Applicable Merger Date.
          2.4 Severance.
          (a) Period of Severance. A period of time commencing on the Severance from Service Date and ending on the date the Employee again performs an Hour of Service. An Employee shall not suffer a Period of Severance due to a Military Leave of Absence to the extent required by law.
          (b) One Year Period of Severance. A Period of Severance of at least twelve (12) consecutive months.
          (c) Severance from Service Date. The earlier of (i) the date an Employee quits, retires, is discharged or dies, or (ii) the first anniversary of the first date of a period in which an Employee is continuously absent from service (with or without pay) with the Employer for any reason other than quitting, retirement, discharge or death.
          (d) Childrearing Absence. For purposes of Section 2.2, the Severance from Service Date of an Employee who incurs a Childrearing Absence that extends beyond the first anniversary of the first date of such Childrearing Absence is the second anniversary of the first date of absence and the period between the first and second anniversary will be treated as neither a Period of Severance nor a Period of Service.
          2.5 Military Service. (a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
          (b) In the case of an Eligible Employee who is on Military Leave of Absence and who becomes employed as an Eligible Employee of an Employer who was not his Employer

immediately prior to his Military Leave of Absence, the liability to fund the benefits under the Plan for such Eligible Employee for the period of the Military Leave of Absence shall be the responsibility of the Eligible Employee’s last Employer before the Military Leave of Absence; provided, however, that if such Employer is no longer an Adopting Employer, such liability shall be borne by each Employer.
          2.6 Multiple Employer Plan. Solely to the extent required by Department of Labor Regulation Section 2530.210(c)(1) and applicable law, if the Plan is a “multiple employer plan,” as defined under Section 413 of the Code, the following shall apply:
          (a) for purposes of eligibility and vesting only, Hours of Service shall include all Hours of Service during covered service with all Employers and all contiguous noncovered service; and
          (b) for benefit accrual purposes, Hours of Service shall include all Hours of Service during covered service with all Employers.
          For purposes of this Section, the terms “covered service,” “noncovered service” and “contiguous” shall have the same meanings as used in Department of Labor Regulation Section 2530.210(c)(3).

ARTICLE III
ELIGIBILITY
          3.1 Former Participants and Member of the Prior Plan. (a) Each Eligible Employee who was a participant in the Prior Plan on the day immediately preceding the Effective Date shall be eligible to become a Participant in the Plan on the Effective Date.
          (b) Each other person who had an account balance in the Prior Plan transferred to the Plan in the Trust-to-Trust Transfer will automatically become a Member in the Plan with respect to his transferred account balance on the date the Trust-to-Trust Transfer is completed.
          3.2 Future Employees. Each future Eligible Employee and each current Eligible Employee who is not eligible to become a Participant in accordance with Section 3.1 hereof shall become a Participant in the Plan on the first day of the Payroll Period coinciding with or next following:
          (a) The Eligible Employee’s Employment Commencement Date; or
          (b) The date on which the Eligible Employee attains age twenty-one (21) or, effective January 1, 2006, age eighteen (18).
          3.3 Reemployment. Any Member who is reemployed and who satisfies the requirements of Section 3.2 shall become a Participant in the Plan as of the date of his Reemployment Commencement Date. An Employee who is reemployed but who is not eligible to become a Participant in accordance with Section 3.2 shall not be eligible to become a Participant until he satisfies the requirements of Section 3.2 based on his Employment Commencement Date or Reemployment Commencement Date, whichever is applicable.
          3.4 Automatic Enrollment. In accordance with any rules, regulations and/or administrative guidelines prescribed by the Committee, unless and until otherwise elected by the Eligible Employee, an Eligible Employee who becomes a Participant in accordance with this Article III on or after January 1, 2006 shall be deemed to: (A) enter into a salary reduction agreement with the Employer to make 401(k) Contributions to the Participant’s 401(k) Account pursuant to Section 4.1 equal to a percentage of his Compensation and (B) make an election to invest his Account in the Fidelity Freedom Fund with a target retirement date closest to the date that the Participant will attain age sixty-five (65). Notwithstanding this Section 3.4, a Participant may affirmatively elect to make contributions to his or her 401(k) Account in an amount equal to, less than or greater than the percentage specified above. The Committee may establish and adopt rules, regulations and/or administrative guidelines designed to facilitate the administration and operation of the provisions of this Section, as it may deem necessary or proper, in its sole discretion.

Exhibit (d)(22)
ARTICLE IV
CONTRIBUTIONS
          4.1 401(k) Contributions.
          (a) Subject to the provisions of this Article IV, a Participant may enter into a salary reduction agreement with his Employer to have the Employer make contributions to the Participant’s 401(k) Account on behalf of the Participant, in accordance with Code Section 401(k), of one percent (1%) to sixteen percent (16%) of his future Compensation, in whole percentages, earned while a Participant during a Pay Period. Such contributions shall reduce the amount of Compensation otherwise payable to the Participant thereafter. Notwithstanding the foregoing, the maximum deferral percentage may be reduced with respect to any Highly Compensated Employee may be decreased at any time to the extent necessary to comply with Section 4.1(c).
          (b) Any salary reduction agreement executed by a Participant shall be in a manner acceptable to the Committee in accordance with its rules and regulations. A Participant may elect to enter into a salary reduction agreement or change or terminate his existing salary reduction agreement with regard to future Compensation as of the first day of the first Payroll Period (or such other times as the Committee shall prescribe) following such election, by giving sufficient prior notice to the Plan Administrator on a form (or other means) provided by, or in a manner acceptable to, the Committee for such purpose. The Committee may establish or change, in accordance with its rules and regulations and in a consistent manner, the foregoing period of prior notice.
          (c) The 401(k) Contributions made under this Section 4.1 on behalf of the Highly Compensated Group in any Plan Year shall not exceed the maximum amount so that the “Actual Deferral Percentage” (as defined below) for the Highly Compensated Group for a Plan Year does not exceed the Actual Deferral Percentage for the Non Highly Compensated Group for the same Plan Year by the greater of:
     (i) One hundred and twenty-five percent (125%); or
     (ii) The lesser of two (2) percentage points or two hundred percent (200%).
          Notwithstanding the foregoing, this Section 4.1(c) may be applied using the Actual Deferral Percentage for the Non Highly Compensated Group for the preceding Plan Year rather than the current Plan Year; provided that an election to use the preceding Plan Year must be made pursuant to Code Section 401(k)(3)(A) and any regulations or other published guidance thereunder.
          (d) The Actual Deferral Percentage for a Plan Year with regard to each of the Highly Compensated Group and the Non Highly Compensated Group shall be the average of the percentages (calculated separately for each Participant in each such group) of (x) divided by (y), subject to (z), where (x), (y) and (z) are as follows:

     (x) is, for the applicable Plan Year, the sum of (1) the Employer’s contributions for each Participant to each Participant’s 401(k) Account, (2) subject to Paragraph (i) below, the Matching Contributions for each Participant to each Participant’s Matching Contribution Account, and (3) the QNECs, if any, for each Participant to each Participant’s QNEC Account;
     (y) is the Participant’s Section 414 Compensation for the applicable Plan Year; and
     (z) the Actual Deferral Percentage of a member of the Highly Compensated Group shall be determined by treating all cash or deferred arrangements under which the member of the Highly Compensated Group is eligible (other than those that may not be permissively aggregated) as a single arrangement.
          (e) (i) Excess Contributions shall be reduced to satisfy Paragraph (c) above. Excess Contributions shall mean with respect to any Plan Year, the excess of the aggregate amount of the Employer’s contributions made pursuant to this Section 4.1 actually paid over to the Trust Fund on behalf of the Highly Compensated Group for such Plan Year, over the maximum amount of such contributions permitted under (c) above. The amount of Excess Contributions for Highly Compensated Employees will be determined using the “ratio leveling” method in accordance with Internal Revenue Service Notice 97-2, 1997-2 I.R.B. 22, or any subsequent guidance from the Internal Revenue Service. Reductions from among the Highly Compensated Group shall be determined by reducing 401(k) Contributions made pursuant to this Section 4.1 hereof, on behalf of members of the Highly Compensated Group in order of the dollar amounts of 401(k) Contributions beginning with the largest of such dollar amounts of 401(k) Contributions, as adjusted as reduction takes place.
     (i) The Excess Contributions for any Plan Year (and any income allocable to such Excess Contributions) shall be distributed before the last day of the next Plan Year to the members of the Highly Compensated Group on the basis of the respective portions of the Excess Contributions attributable to each such member of the Highly Compensated Group. Any such amounts not distributed before March 15 of the next Plan Year will be subject to an excise tax on the Employer under Code Section 4979. The amount of Excess Contributions that may be distributed under this Paragraph shall be reduced by any Excess Deferrals (as defined in Section 4.1(h)) previously distributed with respect to such Participant for the Plan Year.
     (ii) The method used for computing income or loss allocable to Excess Contributions shall be the method set forth in Section 6.9 hereof. Notwithstanding the foregoing, there shall be no income allocable to Excess Contributions during the period between the end of the Plan Year and the date of distribution of the Excess Contributions.

          (f) All determinations and procedures with regard to the matters covered by Paragraphs (c), (d) and (e) of this Section 4.1 shall be made in accordance with Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1(b).
          (g) Notwithstanding anything else herein, the amount to be contributed for any calendar year on behalf of any Participant pursuant to an agreement under (a) above shall not exceed the applicable “Elective Limitation.” The “Elective Limitation” shall mean fourteen thousand dollars ($14,000) for 2005, and fifteen thousand dollars ($15,000) for 2006 and thereafter such dollar amount in effect under Section 402(g) of the Code.
          (h) If contributions of Elective Deferrals on behalf of a Participant for any calendar year are in excess of the Elective Limitation for such calendar year, the excess amount (“Excess Deferrals”) shall be treated as follows:
     (i) not later than March 1st of the next calendar year, the Participant may allocate the amount of such Excess Deferrals among the plans under which the deferrals were made and may notify each such plan the portion allocated to it;
     (ii) not later than April 15th of the next calendar year, the Employer may distribute to the Participant the amount of Excess Deferrals allocated to it under (i) above, and any income or loss allocable to such amount, which shall be computed based on the method set forth in Section 6.9 hereof.
          In the event Excess Deferrals were made to the Plan without consideration of contributions to any other plans, such amounts shall be distributed pursuant to clause (ii) without regard to whether any election under clause (i) is made.
          (i) In satisfying the Actual Deferral Percentage Test described in Paragraph (c), Matching Contributions may be treated as if they were contributions to the Participant’s 401(k) Account pursuant to Section 4.1 hereof, provided that the requirements of Code Regulation Section 1.401(k)-1(b)(5) are satisfied. If used to satisfy the Actual Deferral Percentage Test, such Matching Contributions shall not be used to help other Matching Contributions satisfy the Actual Contribution Percentage Test (as described in Section 401(m)(2) of the Code), set forth in Section 4.5 hereof except as otherwise permitted by applicable law.
          (j) For purposes of satisfying the Actual Deferral Percentage Test described in Paragraph (c), all elective contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or Code Section 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.
          4.2 Catch-Up Contributions.
          (a) Any Participant who:
     (i) is eligible to make 401(k) Contributions pursuant to Section 4.1 of the Plan,

     (ii) who has attained or will attain age fifty (50) before the close of the Plan Year, and
     (iii) with respect to whom no other elective deferrals may (without regard to this subsection) be made to the Plan Year for the Plan Year by reason of the application of any limitation or other restriction described in Sections 401(a)(30), 402(h), 403(b), 408, 415(c), and 457(b)(2) (determined without regard to section 457(b)(3)) of the Code, or comparable limitation or restriction contained in the terms of the Plan, shall be eligible to enter into a salary reduction agreement with his Employer to have the Employer make Catch-Up Contributions on behalf of the Participant to the Participant’s Catch-Up Contribution Account in accordance with, and subject to, the limitations of Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 as provided in Sections 4.1(g) and 4.10 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, including, without limitation, Sections 4.1(c) and 4.5(a) of the Plan, by reason of permitting Participants to make Catch-Up Contributions.
          (b) Contributions made pursuant to this Section 4.2 shall reduce the amount of Compensation otherwise payable to the Participant thereafter.
          (c) A salary reduction agreement entered by a Participant shall be on a form acceptable to the Committee in accordance with its rules and regulations. A Participant may elect to make, change or terminate his contribution rate with regard to future Compensation as of the first day of the Payroll Period following such election by giving sufficient prior notice to the Plan Administrator on a form provided by the Committee for such purpose. The Committee may establish or change, in accordance with its rules and regulations and in a consistent manner, the period of prior notice.
          4.3 After-Tax Contributions. (a) A Participant may enter into a salary deduction agreement with his Employer to make contributions to his After-Tax Contribution Account, subject to the limitations set forth in Section 4.10 hereof. Each Participant may contribute to the Plan a percentage of his future Compensation each Payroll Period earned while a Participant, equal to one percent (1%) to ten percent (10%) in whole percentages.
          (b) A Participant may elect to make, change or terminate his After-Tax Contribution rate only as of the first day of any Payroll Period (or such other times as the Committee shall prescribe) following such election, by giving sufficient prior notice to the Plan Administrator in a manner acceptable to, the Committee for such purpose. The Committee may establish or change, in accordance with its rules and regulations and in a consistent manner, the period of prior notice.

          (c) Matching Contributions. Except as provided herein, for each Pay Period, with respect to each Participant who is entitled to make and who makes 401(k) Contributions pursuant to Section 4.1 hereof, with respect to each Pay Period the Employer shall contribute to the Plan an amount equal to fifty percent (50%) of such Participant’s 401(k) Contributions contributed by the Participant with respect to the first six percent (6%) of such Participant’s Compensation earned while a Participant during the Pay Period.
          (d) (i) With respect to each Participant who is entitled to make and who makes 401(k) Contributions pursuant to Section 4.1 hereof, the Employer, in its sole and absolute discretion, may contribute Matching Contributions to the Plan in addition to the Matching Contributions made pursuant to Paragraph (a) above, in an amount equal to a percentage of such Participant’s 401(k) Contribution, as designated by the Employer for the applicable Plan Year. In connection with the designation of any percentage for the purpose of making additional Matching Contributions pursuant to this Paragraph (b), the Employer in its sole and absolute discretion, may limit the Matching Contribution by placing a total dollar or percentage limit on the Matching Contribution.
     (ii) Notwithstanding the foregoing, no Matching Contribution will be made for any Participant pursuant to this Section 4.4(b) for any Plan Year unless he is employed by the Employer on the last day of the Plan Year or during such Plan Year, he retired at or after attaining his Normal Retirement Age, died or incurred (and satisfied all of the requirements for) a Disability.
     (iii) Notwithstanding the provisions of Paragraph (ii) above, in the event that the limitations set forth therein cause the Plan to fail to satisfy for any Plan Year the requirements of Code Section 410(b) and the regulations thereunder because of the exclusion of certain Participants as being deemed to be benefiting under the Plan, based on the allocation in Paragraph (i), then the Employer contributions under Paragraph (i) shall be allocated for such Plan Year as of the last day of the Plan Year among all Participants who were credited with a Period of Service of more than three (3) consecutive calendar months during the Plan Year or were employed on the last day of the Plan Year or who were not employed on the last day of the Plan Year but either retired at or after Normal Retirement Age, died or incurred a Disability during the Plan Year.
          (e) In the event of the return of any Excess Contribution or Excess Deferral to a Participant, no Matching Contribution pursuant to (a) and (b) above shall be made with respect to the amount returned and, if made prior to a determination of Excess Contribution or Excess Deferral, shall be forfeited.
          (f) No Matching Contribution shall be made under this Section 4.4 for any Participant for any Plan Year with respect to After-Tax Contributions or any Catch-Up Contributions.
          4.4 Actual Contribution Percentage. (a) The Matching Contributions and After-Tax Contributions made by or on behalf of the Highly Compensated Group in any Plan Year shall not exceed the maximum amount so that the “Actual Contribution Percentage,” as determined pursuant to (b) below, for the Highly Compensated Group for the current Plan Year does not exceed the Actual Contribution Percentage for the Non Highly Compensated Group for the current Plan Year, by the greater of:
     (i) One hundred and twenty-five percent (125%); or
     (ii) Subject to (b) below, the lesser of two (2) percentage points or two hundred percent (200%).
          Notwithstanding the foregoing, this Section 4.5(a) may be applied using the Actual Contribution Percentage for the Non Highly Compensated Group for the preceding Plan Year rather than the current Plan Year provided that an election to use the current Plan Year must be made pursuant to Code Section 401(m)(2)(A) and any regulations or other published guidance thereunder.
          (b) The Actual Contribution Percentage for a specified group of Participants for a Plan Year shall be the average of the “Contribution Percentage” of each Participant in such group, where such Contribution Percentage shall be equal to the ratio of:
     (i) The sum of the After-Tax Contributions and the Matching Contributions made to the Plan on behalf of each Participant for the applicable Plan Year (other than those that cannot be considered as a result of Section 4.1(i) above), plus to the extent permitted under Treasury Regulation Section 1.401(m)-1(b)(5), some or all of the contributions under Section 4.1; and
     (ii) The Participant’s Section 414 Compensation for the applicable Plan Year.
          (c) (i) Excess Aggregate Contributions shall be reduced to satisfy Paragraph (a) above. Excess Aggregate Contributions shall mean with respect to any Plan Year, the excess of (1) the aggregate amount of contributions made pursuant to Section 4.4 actually paid over to the Trust on behalf of the Highly Compensated Group for such Plan Year, over (2) the maximum amount of such contributions permitted under the preceding Paragraph (a). The amount of Excess Aggregate Contributions for Highly Compensated Employees will be determined using the “ratio leveling” method in accordance with Internal Revenue Service Notice 97-2, 197-2 I.R.B. 22, or any subsequent guidance from the Internal Revenue Service. Reductions shall be determined by reducing contributions made on behalf of members of the Highly Compensated Group in order of the dollar amounts of the total After-Tax Contributions and Matching Contributions beginning with the largest of such dollar amounts of total After-Tax Contributions and Matching Contributions, as adjusted as reduction takes place. Excess Aggregate Contributions shall be reduced in the following order: first After-Tax Contributions and then Matching Contributions.
     (ii) the Excess Aggregate Contributions for any Plan Year (and any income allocable to such contributions) shall be distributed before the last day of the next Plan Year to the members of the Highly Compensated Group on the respective portions of the Excess Aggregate Contributions attributable to each such member, provided that any such amounts not distributed before March 15 of the next Plan Year will be subject to an excise tax on the Employer under Code Section 4979. The amount of Excess Aggregate Contributions to be distributed to an Employee for a Plan Year shall be reduced by Excess Aggregate Contributions previously distributed to the Employee for the Plan Year.
     (iii) the method used for computing income or loss allocable to Excess Aggregate Contributions shall be determined in accordance with Section 6.9 hereof. There shall be no income allocable to Excess Aggregate Contributions during the period between the end of the Plan Year and the date of distribution of the Excess Aggregate Contributions.
          (d) All determinations and procedures with regard to the matters covered by Paragraphs (a), (b) and (c) of this Section 4.5 shall be made in accordance with Code Section 401(m) and Treasury Regulation Section 1.401(m)-1.
          4.5 Qualified Non-Elective Contributions. To the extent permitted under the Code, within twelve (12) months after the close of the Plan Year (or within such greater time if permitted by the Internal Revenue Service), the Employer, in its sole discretion, may make QNECs on behalf of one or more members of the Non Highly Compensated Group to their QNEC Accounts in an amount sufficient to satisfy one of the tests set forth in Section 4.1(b) or Section 4.5(a). QNECs shall be allocated to Participants who are in the Non Highly Compensated Group starting with the Participant with the lowest Compensation for the Plan Year until such Participant has reached the limitation under Section 4.10 hereof and progressing thereafter in similar manner in reverse order of Compensation for the Plan Year until such QNECs are fully utilized.
          4.6 Profit Sharing Contributions. (a) If the Employer elects, in its sole and absolute discretion, to make contributions to the Plan for the Plan Year other than that pursuant to Section 4.4, the Employer shall contribute to the Profit Sharing Account of each Participant employed by the Employer, an amount equal to such percentage of Compensation for the Plan Year as may be determined by the Employer in its sole and absolute discretion; provided that no contribution shall be made to such Account for any Participant for such Plan Year unless (i) he is employed by the Employer on the last day of the Plan Year or (ii) during such Plan Year the Participant retired at or after attaining his Normal Retirement Age, died or incurred (and satisfied all of the requirements for) a Disability. Such contributions shall be allocated to each Participant based on the proportion of the Participant’s Compensation for the Plan Year to the total Compensation for the Plan Year of all Participants employed by the Employer who are eligible to have an allocation made to their Profit Sharing Account pursuant to this Section 4.7.
          (b) Notwithstanding the provisions of Paragraph (a) above, in the event the limitations set forth therein cause the Plan to fail to satisfy for any Plan Year the requirements of Code Section 410(b) and the regulations thereunder because of the exclusion of certain Participants as being deemed to be benefiting under the Plan, based on the allocation in Paragraph (a), then the Employer contributions under Paragraph (a) shall be allocated for such Plan Year as of the last day of the Plan Year among all Participants who were credited with a Period of Service of more than three (3) consecutive calendar months during the Plan Year or were employed on the last day of the Plan Year or who were not employed on the last day of the

Plan Year but either retired at or after Normal Retirement Age, died or incurred a Disability during the Plan Year.
          4.7 Time of Contributions. Contributions shall be made for each Plan Year within the time permitted by law.
          4.8 Rollovers. With respect to any Eligible Employee, the Plan will accept a direct rollover of an Eligible Rollover Distribution, as defined in Section 7.9 of the Plan, from a qualified plan described in Sections 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over.
          4.9 Limitations on Contributions. (a) Section 415(c) of the Code is incorporated by reference into the Plan, and notwithstanding anything herein shall override any Plan provision to the contrary. Contributions and other Annual Additions under the Plan are subject to the limitations of Section 415 of the Code. Section 414 Compensation shall be used for purposes of the limitations imposed by Code Section 415. “Annual Additions” shall mean the sum, for any Limitation Year, of employer contributions, employee contributions (without regard to rollover contributions) and forfeitures, including 401(k) Contributions, After-Tax Contributions, Matching Contributions, QNECs and Profit Sharing Contributions.
          (b) If as a result of reasonable error in estimating a Participant’s Section 414 Compensation, or as a result of such other circumstances as may be permitted under applicable Treasury Regulations, Annual Additions to a Participant’s Account shall in any Plan Year exceed the maximum permitted under Code Section 415, the Committee shall, pursuant to the provisions of Section 1.415-6(b)(6) of the Treasury Regulations (or any successor provision thereto),
     (i) reduce Annual Additions in the following priority including any income allocable to any such contributions: After-Tax Contributions; then unmatched 401(k) Contributions (and any income allocable to such contributions); then Profit Sharing Contributions, then QNECS, and if any excess then still exists, matched 401(k) Contributions and the related Matching Contributions proportionately; and
     (ii) treat the excess amounts as follows:
     (1) Excess amounts attributable to After-Tax Contributions or 401(k) Contributions and any income thereon shall be distributed to the Participant pursuant to the provisions of Treasury Regulation Section 1.415-6(b)(6)(iv).
     (2) Pursuant to the provisions of Treasury Regulation Section 1.415-6(b)(6)(ii), the excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs and any income thereon shall be used to reduce Profit Sharing Contributions, Matching

Contributions and QNECs for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of such Limitation Year.
     (3) If the Participant is not covered by the Plan as of the end of the next Limitation Year, then the excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs and any income thereon shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year (and succeeding Limitation Years, as necessary) as Profit Sharing Contributions, Matching Contributions and QNECs to all of the remaining Participants in the Plan before any other Profit Sharing Contributions, Matching Contributions and QNECs which would constitute Annual Additions are made to the Plan for such Limitation Year.
     (4) Excess amounts attributable to Profit Sharing Contributions, Matching Contributions and QNECs and any income thereon may not be distributed to Participants or former Participants.
          (c) Notwithstanding anything herein to the contrary, in the event the Annual Additions on behalf of a Participant in any Limitation Year exceeds the limitation of Code Section 415 and the Participant participates in more than one defined contribution plan that is qualified under Section 401(a) of the Code and maintained by the Employer, such Annual Additions shall be reduced by reducing contributions to this Plan, and if any excess then still exists, by limiting or reducing contributions to any other plan of the Employer, or any other entity aggregated under Section 415(g) of the Code, that is qualified under Section 401(a) of the Code.
          (d) In no event shall the aggregate contributions by the Employer under this Article IV, when combined with amounts contributed pursuant to Section 4.1 hereof and any other plan of the Employer qualified under Section 401(a) of the Code be in excess of the amounts deductible pursuant to Section 404(a)(3) of the Code, or the section of any future Code provision limiting deductions to profit-sharing plans.

ARTICLE V
VESTING AND FORFEITURES
          5.1 Vesting of Interest of Participant in Trust Fund. (a) A Member shall be fully vested in his 401(k) Account, Catch-Up Contribution Account, QNEC Account, Rollover Account and After-Tax Account at all times and such Account balances shall at all times be nonforfeitable.
          (b) Subject to Exhibit B, the portion of such Participant’s Accrued Benefit in his Matching Contribution Account and Profit Sharing Account which shall become vested and nonforfeitable shall be based on his number of years in his Period of Service according to the following schedule:

Number of Years in Period of Service	Nonforfeitable Percentage
Less than 2	0%
2 or more	100%
          (c) If any Member shall, while an Employee, attain his Normal Retirement Age or shall die or incur (and satisfy all of the requirements for) a Disability while he is an Employee, the entire interest in his Account shall become nonforfeitable.
          5.2 Forfeitures. In the event a Member incurs a Termination of Employment, any portion of the Member’s Matching Contribution Account and Profit Sharing Account to which he is not then entitled pursuant to Section 5.1 hereof shall be forfeited (a “Forfeiture”). A Forfeiture shall be deemed to take place at the following time:
          (a) If the Member has no vested interest in any of his Accounts, the Forfeiture shall take place in the Plan Year in which his Termination of Employment occurs. In such case, the Member shall be deemed to have a distribution of his zero Account Value at the time of his Termination of Employment.
          (b) If the Member has any vested interest in any of his Accounts, the Forfeiture shall take place in the Plan Year in which occurs the earlier of (i) completion of the distribution of the Member’s vested benefits under the Plan or (ii) incurrence by the Member of his fifth (5th) consecutive one-year Period of Severance.
          5.3 Restoration of Forfeitures. (a) If a Member whose Matching Contribution Account or Profit Sharing Account was forfeited in its entirety pursuant to Section 5.2 above again becomes employed by an Employer or an Affiliate before he incurs his fifth (5th) consecutive One Year Period of Severance, the amount of his Forfeiture shall be restored to his Account.

          (b) If an Employee who received a distribution of less than all of his Matching Contribution Account and Profit Sharing Account is again employed by an Employer or an Affiliate before he incurs his fifth (5th) consecutive One Year Period of Severance and repays to the Plan, prior to the earlier of his incurring his fifth (5th) consecutive One Year Period of Severance or five (5) years after his Reemployment Commencement Date, the amount of his previous distribution, if any, the amount of his Forfeitures shall be restored to his Matching Contribution Account and Profit Sharing Account.
          5.4 Use of Forfeitures. Forfeitures, if any, shall be first allocated to the Accounts of Participants entitled to a restoration of their interests in the Plan as described in Section 5.3 of the Plan and the remainder of such Forfeitures shall be used to reduce future contributions by the Employer and pay the expenses of operating the Plan and Trust.

ARTICLE VI
ALLOCATION
          6.1 401(k) Accounts. 401(k) Contributions shall be allocated to the 401(k) Account of each Member who entered into a salary reduction agreement pursuant to which such contributions were made.
          6.2 Catch-Up Contribution Account. Catch-Up Contributions made pursuant to Section 4.2 shall be allocated to the Catch-Up Contribution Account of each Member who entered into a salary reduction agreement pursuant to which such Catch-Up Contributions were made.
          6.3 After-Tax Account. After-Tax Contributions shall be allocated to the After-Tax Account of each Member for whom such contributions have been made pursuant to Section 4.3 hereof in the amount of the After-Tax Contributions for each Member.
          6.4 Matching Contribution Accounts. Matching Contributions for any Plan Year shall be allocated to the Matching Contribution Account of each Member for whom such contributions have been made pursuant to Section 4.4 hereof in the amount of the Matching Contributions for each Member.
          6.5 QNEC Account. Contributions to the QNEC Account, if any, shall be allocated to the Accounts of each Member for whom QNECs have been made pursuant to Section 4.6 hereof in the amount of the QNECs for such Member.
          6.6 Profit Sharing Accounts. Profit Sharing Contributions for any Plan Year shall be allocated to the Profit Sharing Account of each Member for whom such contributions have been made pursuant to Section 4.7 hereof in the amount of the Profit Sharing Contributions for each Member.
          6.7 Rollover Account. Rollover Contributions shall be allocated to the Rollover Account of the Member who made the Rollover Contribution to the Plan as follows:
          (a) Rollover Contributions made to the Plan, excluding portion of a rollover contribution that would not otherwise be includible in the Eligible Employee’s taxable gross income, shall be allocated to the Members General Rollover Account.
          (b) The portion of any Rollover Contributions that consist of after-tax contributions that would not have been includible in the Member’s gross income if received directly by him shall be allocated to the Member’s After-Tax Rollover Account.
          6.8 Valuation of the Trust Fund. The Trust Fund shall be valued at Fair Market Value by the Trustee on or as of each Valuation Date, with appropriate allocations and adjustments for any items of income, expenses, gains and losses, and all other transactions since the prior Valuation Date. The net income thus arrived at, exclusive of forfeitures (and net income thereon), shall be allocated on a basis of Account balances and in a fair and nondiscriminatory manner according to the rules established by the Committee, and which shall reflect the interests of the Members during such Plan Year (or between Valuation Dates, if earlier) in the Investment Options and in the Trust Fund. Unless paid by the Employer, all fees, expenses and taxes levied or assessed against the Trust Fund shall be paid by the Trust Fund, provided, however, that each Member shall bear any fees of the Trustee or Investment Option charged with regard to maintaining his Account that are not paid by the Employer. The interest of each Member in the Expedia Stock Option shall be expressed as shares of Expedia Stock. The interest of each Member in the Investment Options (other than the Expedia Stock Option) shall be expressed in accordance with the valuation methods and practices of the entity maintaining the Investment Option. Each Member shall bear any fees of the Trustee or Investment Option charged with regard to maintaining his Account that are not paid by the Employer, in its sole discretion.
          6.9 Investment of Accounts. (a) Subject to the rules of the Committee, a Member may elect to have his Account and future contributions made on his behalf to such Account, invested in such percentages as permitted by the Committee in one or more of the Investment Options, which shall be funds maintained or established by a bank, trust company, insurance company, mutual fund or investment company, designated by the Committee as Investment Options under this Section 6.11. Of the designated Investment Options, there shall be at least three (3) Investment Options (which together provide a broad range of investment alternatives as contemplated under Section 404(c) of ERISA and the regulations thereunder) and the Expedia Stock Option. From time to time the Committee may designate additional Investment Options, withdraw the designation of Investment Options or change designated Investment Options.
          (b) Upon first entering into a salary reduction agreement with an Employer or upon request of the Committee or at such other times permitted by the Committee, each Member shall elect the manner in which his Account and future contributions made on his behalf to such Account, are to be invested. Unless specifically permitted by the Committee, an investment election shall apply consistently to each sub-account and future contributions to such Account shall be invested in the same manner and proportion. Notwithstanding the foregoing, if a mutual fund or separate account is designated by the Committee as a vehicle for investing contributions and the bank, trust company, insurance company, mutual fund or investment company maintaining the mutual fund or separate account or a third party administrator permits telephonic elections or electronic transmissions regarding the manner in which a Member’s Account and future contributions made on behalf of him are invested, the Committee may provide for such telephonic elections or electronic transmissions. If no election is made by the Member, the Member’s Account and future contributions shall be invested in a managed income fund or other Investment Option designated by the Committee. If the Member fails to change his election, the previous investment election shall remain effective until the Member affirmatively changes his investment election. Subject to the provisions of the governing documents of the Investment Options involved, if there is a change in designated Investment Options and a Member does not make a new election, he will be deemed to have designated investment in the designated Investment Options most similar to those previously elected and in the same proportion as previously elected. Subject to any limitations imposed by the Investment Options, a Member (or in the event of the Member’s death, the Member’s Beneficiary) may change his election of designated Investment Options with regard to future contributions and current Account Values as of the first day of any Payroll Period (or at such additional times as may be permitted by the Committee) by filing a new election with the Committee at such times and in such manner as may be prescribed by the Committee and with such prior notice as specified by the Committee in advance of the date the change is to become effective or, if telephonic elections or elections by electronic transmission are permitted, with such notice as required by the bank, trust company, insurance company, mutual fund or investment company maintaining the mutual fund or third party administrator. Subject to the rules of the Investment Options and the Committee, including, without limitation, rules restricting the availability of transfers and setting minimum or maximum amounts that may be transferred and when transfers are permitted, a Member (or in the event of the Member’s death, the Member’s Beneficiary) may transfer all or a part of his Account from one Investment Option to another Investment Option in such percentages as permitted by the Committee. All elections and transfers shall be subject to rules established by the Committee and by the bank, trust company, mutual fund or investment company maintaining the Investment Option.
          (c) With respect to a Member’s Account, each Member shall be solely responsible for the investment of his Account under the Plan. The fact that an Investment Option is available under the Plan shall not be considered an investment recommendation. The Employer intends that this Plan conform to Section 404(c) of ERISA and Department of Labor Regulation Section 2550.404c-1 and that the Plan and Trust are operated and administered in accordance with such provisions. With respect to any investment election or other direction by a Member, none of the Trustee, the Plan Administrator, the Committee or the Employer shall be under any duty to question any such direction of a Member (or, in the event of the Member’s death, the Member’s Beneficiary). The Trustee shall comply as promptly as is practicable with the directions given by a Member or by a Beneficiary in accordance with the terms of the Plan. None of the Trustee, the Plan Administrator, the Committee or the Employer shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Member (or, in the event of the Member’s death, the Member’s Beneficiary).
          (d) A Member may also direct the investment of any part of his Account to a brokerage account (a “Brokerage Account”) maintained by an investment company selected by the Committee that allows Members to invest in individual stocks, bonds, mutual funds and options, excluding Expedia Stock and those mutual funds otherwise offered under the Plan. Investment in through a Brokerage Account is subject to terms and conditions as may be established by the applicable investment company from time to time. Members who elect to invest through a Brokerage Account will be charged an annual fee and transaction fees. As an express condition for establishing or maintaining a Brokerage Account, a Member shall be required to execute such forms as may be required by the Committee or Investment Company. A Member who maintains a Brokerage Account shall be deemed a “named fiduciary” within the meaning of Section 402(a)(1) of ERISA with respect to his Brokerage Account.
          (e) For purposes of this Section 6.10, a Member’s alternate payee under a “qualified domestic relations order,” as defined in Section 414(p) of the Code or, in the event of a Member’s death, the Member’s Beneficiary, shall have all rights of a Member.

          6.10 Investments in IAC Stock and Expedia Stock.
          (a) On the Distribution Date, shares of Expedia Stock shall be credited to each Member’s Account on a pro rata basis in proportion to the shares of IAC Stock held by such Member in his Account in the Plan on the record date for the distribution.
          (b) Subject to the provisions of Section 6.10 of the Plan, a Member may direct that up to the total value of his Account invested in IAC Stock be transferred to any other Investment Option available under the Plan. In no event shall the IAC Stock be available for the investment of future contributions or the receipt of transfers from other Investment Options available under the Plan.
          (c) Effective as of the close of business on December 30, 2005, the IAC Stock held in a Member’s Account shall be liquidated and reinvested as of the next Valuation Date in each of the other Investment Options in accordance with the Member’s last investment election made under the Plan for future contributions pursuant to Section 6.10(a) of the Plan.
          (d) The Committee may, in its discretion, impose at any time or from time to time restrictions on, or additional rules with respect to, transfers from IAC Stock to other Investment Options available under the Plan, as the Committee deems necessary or appropriate.
          (e) Distributions of Stock. IAC Stock shall be treated in the same manner as Expedia Stock for purposes of Articles VII, VIII and IX.

ARTICLE VII
DISTRIBUTIONS
          7.1 General Rule. Except as otherwise provided in this Article or prohibited by law, a Member’s vested Account balance under the Plan shall be available to the Member for distribution at any time after any of the following:
          (a) the Member’s retirement at or after his Normal Retirement Age;
          (b) the Member’s death or Disability;
          (c) the Member’s Termination of Employment; or
          (d) as set forth in Article VIII below; or
          (e) as set forth in Article IX.
          Such distribution shall be made to the Member on or as soon as administratively feasible (and in accordance with the Plan’s administrative procedures) following the Benefit Starting Date requested in writing by the Member (or in the event of the Member’s death, his Beneficiary). The Benefit Starting Date may not be more than ninety (90) days after such request and, except as provided below, may not be less than thirty (30) days after such request. The Member’s distribution shall be based on the Value on the last Valuation Date prior to the date of actual distribution (and any contributions made since that Valuation Date), provided that no distribution may be made until the Committee has provided the Member with a notice regarding his rights and benefits under the Plan not more than ninety (90) days or less than thirty (30) days prior to the Member’s Benefit Starting Date. Notwithstanding the foregoing, a Member may elect a Benefit Starting Date earlier than thirty (30) days after receiving such notice from the Committee, provided that:
     (i) the Member has been clearly informed that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution; and
     (ii) the Member, after receiving the notice, affirmatively elects a distribution.
          Until the Benefit Starting Date, the Member’s Account shall be retained in the Trust Fund and revalued pursuant to Section 6.9 hereof. Between the Benefit Starting Date and the actual date on which distribution commences, the Member’s Account shall be revalued pursuant to Section 6.9 hereof and, therefore, shall continue to share in gains and losses.
          7.2 Death of a Member. (a) Death Prior to Commencement of Benefits. If a Member shall die prior to his Benefit Starting Date, the Member’s Account shall be distributed to such Member’s Spouse (or other Beneficiary designated with the consent of his Spouse (if any) in accordance with Section 7.5) as soon as administratively feasible after the Beneficiary’s election to receive a distribution, but no later than the last day of the year following the year of the Member’s death.
          (b) Death After Commencement of Benefits. In the event that a Member dies on or after his Benefit Starting Date, his surviving Spouse or other Beneficiary (designated with the consent of his Spouse (if any) in accordance with Section 7.5) shall receive such benefits on the last day of the calendar year following the year of the Member’s death (or at any time earlier elected by the Beneficiary).
          (c) Death of Spouse or Beneficiary Before Payment. If a Spouse or Beneficiary entitled to receive benefits hereunder as a result of the previous death of the Member dies prior to commencement of such benefit, the Value of the Account allocable to the Spouse or other Beneficiary shall be paid to the legal representative of the estate of such Spouse or other Beneficiary. A Member’s election of a nonspousal Beneficiary is revocable by the Member at any time before his death.
          7.3 Form of Retirement Benefit Distributions. A Member or, in the event of the Member’s death, the Member’s Beneficiary, shall have the vested portion of the Member’s Accrued Benefit distributed in a lump sum payment consisting of (i) cash equal to the Fair Market Value of the interest of the Member’s Account in the Investment Options (including, if elected by the Member (or, in the event of the Member’s death, the Member’s Beneficiary), the Fair Market Value of the interest of the Member’s Account in Expedia Stock) and (ii) if elected by the Member, Expedia Stock representing all or a portion of the Fair Market Value of the interest of the Member’s Account in Expedia Stock. Fractional shares of Expedia Stock shall be aggregated to create whole shares of Expedia Stock, which shall be distributed in the form of whole shares of Expedia Stock, if the Member or, in the event of the Member’s death, the Member’s Beneficiary, elects to receive all or a portion of his interest in Expedia Stock. Notwithstanding the foregoing, cash shall be distributed in lieu of excess fractional shares of Expedia Stock.
          7.4 Proof of Death and Right of Beneficiary. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive the undistributed vested Value of the Account of a deceased Member as the Committee may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.
          7.5 Consent of Spouse. Whenever the terms of this Plan require that the consent of a Member’s Spouse be obtained, such consent shall be valid only if it is in writing, contains an acknowledgment by such Spouse of the effect of such consent, designates a Beneficiary (or a form of benefits) which may not be changed without the consent of the Spouse (unless such consent specifically permits designation by the Member without any requirement of further consent of the Spouse) and is witnessed either by a representative of the Plan or by a notary public; provided, however, that, in accordance with Treasury Regulation Section 1.401(a)-20, the consent of a Member’s Spouse shall not be required in the event that the Member establishes to the satisfaction of the Plan Administrator that he has no Spouse, that such Spouse cannot be located, or under such other circumstances as may be permitted under applicable Treasury regulations. Any consent of a Member’s Spouse obtained in accordance with the provision of this Section 7.5 shall be revocable by the Member during his lifetime without the consent of the Member’s Spouse. Unless a qualified domestic relations order, as defined in Section 414(p) of the Code, requires otherwise, a Spouse’s consent shall not be required (and, hence, shall for purposes of this Plan be deemed given) if the Member is legally separated or the Member has been abandoned (within the meaning of local law) and the Member has a court order to such effect.
          7.6 Cash-Outs. Notwithstanding any other provision of the Plan to the contrary, if the Member’s vested Accrued Benefit is equal to or less than five thousand dollars ($5,000) at the time of his Termination of Employment (or is otherwise immediately distributable) or upon any Valuation Date (or such other dates as the Committee may determine in accordance with its rules and procedures) thereafter prior to his Benefit Starting Date, such vested Account balance shall be distributed in the form of a lump sum distribution without the consent of the Member. Solely for purposes of this Section, the vested portion of a Member’s Accrued Benefit shall be determined without regard to the Value of the Member’s Rollover Account.
In the event of an automatic distribution to be made in accordance with the provisions of this section in an amount that exceeds $1,000, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan, as defined in Section 7.9 of the Plan, specified by the Member in a Direct Rollover, as defined in Section 7.9 of the Plan, or to receive the distribution directly in accordance with the terms of the Plan, then the Plan Administrator shall pay the distribution in a Direct Rollover, as defined in Section 7.9 of the Plan, to an individual retirement plan designed by the Plan Administrator.
          7.7 Limitation on Distribution from 401(k) Accounts, Catch-Up Contribution Accounts and QNEC Accounts.
          (a) Notwithstanding anything else herein and without expanding the rights with regard to distributions otherwise set forth herein, no distribution shall be made from a Participant’s 401(k) Account, Catch-Up Contribution Account or QNEC Account prior to:
     (i) Separation from employment, Death or Disability;
     (ii) Termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7));
     (iii) The disposition by the Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer, but only with respect to an Employee who continues employment with the corporation acquiring the assets;
     (iv) The disposition by an Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only with respect to an Employee who continues employment with such subsidiary;

     (v) The attainment of age fifty-nine and one-half (59-1/2) by the Participant; or
     (vi) In the case of the 401(k) Account and the Catch-Up Contribution Account, a Participant experiencing a Hardship, as defined in Section 9.1.
          (b) With regard to subparts (ii), (iii) and (iv) of Paragraph (a) above, any distribution made by reason of one of such events must be a lump sum distribution (as defined in Code Section 402(e)(4)(D) (without regard to clauses (I), (II), (III) and (IV) of clause (i) thereof). With regard to subparts (iii) and (iv) of Paragraph (a) above, such event shall be deemed covered by such subpart only if the Employer continues to maintain the Plan after the disposition. The foregoing limitations on distributions are intended to comply with the requirements of Code Section 401(k)(2)(B) and shall therefore be interpreted in accordance with such Code Section and the regulations thereunder.
          7.8 Eligibility for Distributions. Notwithstanding anything else herein, a Member shall be eligible to receive payment, or to commence payment, under the Plan of his benefits no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:
     (a) The Member’s attainment of age sixty-five (65);
     (b) The tenth (10th) anniversary of the year in which the Member began participation in the Plan; or
     (c) The Member’s Termination of Employment.
          7.9 Rollover Provisions. (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee shall have the authority to set minimums and maximums with respect to Eligible Rollover Distributions and adopt other guidelines and administrative procedures that are necessary or desirable to administer the direct rollover rules under this Section.
          (a) An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:
     (i) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

     (ii) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;
     (iii) The portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Expedia Stock);
     (iv) Any amount that is distributed from the Plan or any other plan on account of hardship, including, without limitation, any hardship distribution of 401(k) Contributions under Section 9.1 of the Plan or other plan or as otherwise described in Code Section 401(k)(2)(B)(i)(IV); or
     (v) Any other distribution that is hereafter not an eligible rollover distribution under applicable law.
          Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because a portion consists of after-tax employee contributions which are not includible in gross income, provided, however, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          (b) An “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.
          (c) A “Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.
          (d) A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
          7.10 Unclaimed Payments. In the event that all, or any portion, of the distribution payable to a Member or his Beneficiary hereunder shall, at the expiration of five (5)

years after it shall become payable, remain unpaid solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after requesting the cooperation of the Social Security Administration or Pension Benefit Guaranty Corporation to ascertain the whereabouts of such Member or his Beneficiary, the amount so distributable shall be deposited into a suspense account and used to reduce future Employer Contributions. In the event a Member or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored by the Employer.

ARTICLE VIII
MINIMUM DISTRIBUTION REQUIREMENTS
          8.1 Definitions. The definitions apply to this Article VIII and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.
          (a) Designated Beneficiary. The individual who is designated as a Member’s Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.
          (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions commencing before the Member’s death, the first Distribution Calendar Year shall be the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions commencing after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to commence under Section 8.2(b)(ii). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.
          (c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.
          (d) Member’s Account Balance. The Member’s Account Balance as of the last Valuation Date in the Valuation Calendar Year increased by the amount of any contributions made and allocated to, the Member’s Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Member’s Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan with respect to the Member (as adjusted for earnings and losses thereon) either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
          (e) Required Beginning Date. The April 1st following the end of the calendar year in which occurs the later of (x) the Member’s attainment of age seventy and one-half (70-1/2) and (y) the Member’s Termination of Employment. Notwithstanding the foregoing, with respect to a Member who is a 5 percent (5%) owner, as defined in Section 416(i) of the Code, the “Required beginning Date” shall be the April 1st following the end of the calendar year in which the Member attains age seventy and one-half (70-1/2), whether or not he is then employed.
          (f) Valuation Calendar Year. The calendar year immediately preceding the Distribution Calendar Year.

          8.2 Required Commencement Date.
          (a) Notwithstanding Sections 7.2 and 7.5 of the Plan, the provisions of this Section shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
     (i) The requirements of this Section shall take precedence over any inconsistent provisions of the Plan.
     (ii) All distributions required under this Section shall be determined and made in accordance with Treasury Regulations under Code Section 401(a)(9).
          (b) Time and Manner of Distribution.
     (i) The Member’s interest in his Account shall be distributed, or commence to be distributed, to the Member no later than the Required Beginning Date.
     (ii) If the Member dies before distributions of his benefits commence, the Member’s entire interest in his Account shall be distributed, or shall commence to be distributed, no later than:
     (A) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving Spouse shall commence by the later of (x) December 31 of the calendar year immediately following the calendar year in which the Member died, or (y) December 31 of the calendar year in which the Member would have attained age seventy and one-half (70-1/2).
     (B) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall commence by December 31 of the calendar year immediately following the calendar year in which the Member died.
     (C) If there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, the Member’s entire interest in his Account shall be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Member’s death.
     (D) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse commence, this Paragraph (b), other than clause (i) of this Paragraph (b) shall apply as if the surviving Spouse were the Member.
For purposes of this Paragraph (ii) and Section 8.2(d), unless clause (D) of this Paragraph (ii) applies, distributions shall be considered to commence on the Member’s Required Beginning

Date. If clause (D) of this Paragraph (ii) applies, distributions shall be considered to commence on the date distributions are required to commence to the surviving Spouse under clause (i) of this Paragraph (b). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving Spouse before the date distributions are required to commence to the surviving Spouse under clause (A) of this Paragraph (ii)), the date distributions are considered to commence shall be the date distributions actually commence.
     (iii) Unless the Member’s interest in his Account is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 8.2(c) and 8.2(d) of this Article. If the Member’s interest in his Account is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
          (c) Required Minimum Distributions During Member’s Lifetime.
     (i) During the Member’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:
     (A) The quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or
     (B) If the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.
     (ii) Required minimum distributions shall be determined under this Section 8.2(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.
          (d) Required Minimum Distributions After Member’s Death.
     (i)
     (A) If the Member dies on or after the date distributions commence and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the

Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:
(1) The Member’s remaining Life Expectancy shall be calculated using the age of the Member in the year of death (reduced by one for each subsequent calendar year in which such calculation is performed).
(2) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse shall be calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse shall be calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death (reduced by one for each subsequent calendar year in which such calculation is performed).
(3) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy shall be calculated using the age of the Designated Beneficiary in the year following the year of the Member’s death (reduced by one for each subsequent calendar year in which such calculation is performed).
(4) If the Member dies on or after the date distributions commence and there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the calendar year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the calendar year of death (reduced by one for each subsequent calendar year in which such calculation is performed).
     (ii)
     (A) If the Member dies before the date distributions commence and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the calendar year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Paragraph (i) of this Section 8.2(d).
     (B) If the Member dies before the date distributions commence and there is no Designated Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s death, distribution of the Member’s entire interest in his Account shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Member’s death.
     (C) If the Member dies before the date distributions commence, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to commence to the surviving Spouse under Section 8.2(b)(ii)(A), this Paragraph (ii) shall be applied as if the surviving Spouse were the Member.
          8.3 Limitation on Payments. Notwithstanding anything else in this Plan to the contrary, the payment of benefits with respect to a deceased Member shall be made in accordance with Code Section 401(a)(9) and the regulations thereunder. All benefits payable under the Plan shall be subject to the following limitations and rules which shall in no event expand the requirements and limitations on benefit payments set forth elsewhere herein:
          (a) In no event shall the payment of benefits under any form of benefit elected by a Member extend over a period which exceeds the longest of:
     (i) the life of the Member;
     (ii) the lives of the Member and his Beneficiary, if any;
     (iii) the life expectancy of the Member; or
     (iv) the joint life expectancies of the Member and his Beneficiary, if any.
          (b) Notwithstanding anything else in this Plan to the contrary, the payment of any death benefit payable to any Beneficiary of a Member shall be subject to the rules and restrictions of Code Section 401(a)(9) and the regulations thereunder (including, without limitation, Proposed Treasury Regulation Section 1.401(a)(9)-2) which restrictions shall not expand the requirements of Section 8.2 hereof with regard to a payment upon death:
     (i) If the Member dies after his required beginning date under Code Section 401(a)(9) and the regulations thereunder or after his benefits have irrevocably commenced (the “Commencement Date”), such death benefit must be distributed to the Beneficiary under a method that is at least as rapid as the method under which distributions were being made to the Member as of the date of the Member’s death;
     (ii) If the Member dies before his Commencement Date and the Beneficiary is not a designated Beneficiary within the meaning of Code Section 401(a)(9), the entire interest of the Member must be distributed over a period which does not exceed five (5) years from the December 31st of the calendar year in which such Member’s death occurred;
     (iii) Except as provided in (iv) below, if a Member’s interest is payable to, or for the benefit of, a designated Beneficiary (other than such Member’s Spouse), such portion may be distributed over a period which does not exceed the life, or life expectancy, of such designated Beneficiary, provided that distribution of such portion must commence not later than December 31st of the calendar year immediately following the calendar year in which the Member’s death occurred or such later date as may be permitted under applicable Treasury regulations;
     (iv) If the Member dies before his Commencement Date and any portion of such Member’s interest is payable to, or for the benefit of, such Member’s Spouse as designated Beneficiary, distribution of such portion must commence no later than the later of the period specified in (iii) above or the December 31st of the calendar year in which the Member would have attained age seventy and one-half (70-1/2);
     (v) In the event that a Member shall have designated his Spouse as designated Beneficiary and such Spouse shall die after the death of the Member and before the commencement of distributions to such Spouse, the Member’s Spouse shall be substituted for the Member in applying the provisions of this subsection (v), but only for the purpose of determining the period over which payment of benefits may be made;
     (vi) For purposes of this Section 8.3 the life expectancy of a Member and his Spouse may be recalculated no more frequently than annually; and
     (vii) For purposes of this Section 8.3, and in accordance with applicable Treasury regulations, any death benefit to a Member’s child shall be treated as if it had been paid to such Member’s surviving Spouse if such amount will become payable to such surviving Spouse upon such child’s reaching the age of majority (or upon the occurrence of such other event as may be designated by applicable Treasury regulations).

ARTICLE IX
IN-SERVICE WITHDRAWALS AND LOANS
          9.1 In-Service Distributions for Hardship. (a) In the event of a Participant’s Hardship (as hereinafter defined), the Participant shall have the right to withdraw, up to the amount of the Hardship, all or a part of the vested portion of his Account, other than his QNEC Account (but, with respect to a 401(k) Account and Catch-Up Contribution Account, not in excess of the actual contributions on his behalf to such Accounts), upon such prior notice to the Committee as the Committee may require in accordance with its rules and regulations.
          (b) For the purposes of this Section 9.1, a Participant shall experience a “Hardship” if, and only if, such Participant experiences an immediate and heavy financial need (as defined in (c) below) and the withdrawal is necessary to satisfy the financial need of the Participant (as defined in (d) below).
          (c) A Participant will be deemed to experience an immediate and heavy financial need if, and only if, he needs the withdrawal for one of the following reasons:
     (i) to pay for expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant, or necessary for these persons to obtain medical care described in Code Section 213(d);
     (ii) to pay costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
     (iii) to pay tuition and related educational fees, including room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, or the Participant’s Spouse, children or dependents;
     (iv) to pay amounts necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that residence; or
          (v) such other financial needs as may be specifically promulgated by the Internal Revenue Service.
          (d) A withdrawal will be deemed necessary to satisfy the financial need of a Participant if, and only if:
     (i) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

     (ii) The Participant has obtained all distributions, other than Hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.
          (e) In the event the Participant makes a withdrawal pursuant to this Section 9.1 that consists of amounts from a 401(k) Account or Catch-Up Contribution Account, then the Participant shall be suspended from making 401(k) Contributions, Catch-Up Contributions and After-Tax Contributions, pre-tax elective or after-tax voluntary contributions to any other qualified or nonqualified plan maintained by the Employer (which shall be deemed to include all qualified and nonqualified plans of deferred compensation, other than the mandatory employee contribution portion of a defined benefit plan, stock option, stock purchase or similar plan, but shall not include health or welfare benefit plans) for six (6) months following the withdrawal.
          (f) All withdrawals shall be on the basis of the Value of the Participant’s Account on the applicable Valuation Date coinciding with or immediately preceding the date of withdrawal. The Committee may establish rules and regulations, which do not discriminate in favor of officers, stockholders and Highly Compensated Employees, as to procedures, forms and required notice periods for withdrawal requests.
          9.2 Distribution of Rollover Account. A Participant shall, at any time, have the right to withdraw any or all amounts in his Rollover Account upon such prior notice to the Committee and in such manner as prescribed by the Committee.
          9.3 Distribution of After-Tax Account. A Participant shall, at any time, have the right to withdraw any or all amounts in his After-Tax Account upon such prior notice to the Committee and in such manner as prescribed by the Committee.
          9.4 In-Service Distributions On or After Age 59-1/2. A Participant shall have the right to receive any portion of the vested portion of his Account as requested by the Participant, on or after his attainment of age fifty-nine and one-half (59-1/2), upon such prior notice to the Committee and in such manner as prescribed by the Committee.
          9.5 Loans to Participants. (a) Upon application of any Participant employed by the Employer or any person covered by Paragraph (f) below (a “Borrower”) to the Committee, the Committee shall direct the Trustee to make a loan or loans to such Borrower from the Loan Available Account (as defined in Paragraph (g) below) of the Borrower. The minimum amount of any loan shall be one thousand dollars ($1,000). All such loans shall (i) be adequately secured, (ii) bear interest at the prevailing commercial rate determined by the Committee based on a review of prevailing commercial rates in the Employer’s geographical region, (iii) be subject to such charges as imposed by the Committee in accordance with a uniform nondiscriminatory policy and (iv) be repaid within a specified period not longer than five (5) years in substantially level amortized payments by means of payroll deduction, provided that such period may exceed five (5) years (but may not exceed fifteen (15) years), if the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant; and further provided that all loans made to Participants while actively employed by the Employer shall become immediately due and payable within ninety (90) days following Termination of Employment unless Paragraph

(e) of this Section 9.5 is applicable. With respect to a Military Leave of Absence, loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code. Any loan shall be subject to such additional acceleration provisions as shall be determined by the Committee to be commercially reasonable at the time that the loan is made. In no event shall the total of any such loan or loans to any Borrower from the Plan and any other plan qualified under Section 401(a) of the Code required to be aggregated with this Plan pursuant to Code Section 72(p) exceed the least of (i) fifty thousand dollars ($50,000), less the excess (if any) of (A) the highest amount of loans outstanding within the twelve (12) month period ending on the day prior to the date the loan is made over (B) the outstanding balance of loans outstanding on the date the loan is made, or (ii) fifty percent (50%) of the vested Account of the Borrower under the Plan. Only two (2) loans to a Participant may be outstanding at any time but only one loan may be outstanding that is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Borrower (a “Home Loan”) and only one loan may be outstanding at any time that is not a Home Loan.
          (b) As security for such loan or loans, the Borrower shall pledge the portion of his Loan Available Account represented by the loan and earnings thereon. Loans to Borrowers shall be repaid through deductions from Compensation made on a level basis during each applicable Payroll Period or, during periods of employment during which the Borrower does not receive Compensation at a rate of Compensation (after income and employment tax withholding) that is equal to or greater than the total level repayment amount required under the terms of the loan, by check payable to the Plan. In the event that the Borrower does not repay any loan or the interest thereon within the time provided in Paragraph (a) above and upon the schedules set forth in the promissory note representing the loan (or if later, the last day of any grace period established by the Committee which such grace period shall not extend beyond the last day of the calendar quarter following the calendar quarter in which an installment payment is due), the Committee shall cause the Trustee to deduct the total amount of the loan outstanding, and any interest and other charges then due and owing, from any payment or distribution from the Borrower’s Loan Available Account securing the loan to which such Borrower may be entitled under the terms of the Plan. If under the terms of the Plan, payment or distribution is not then permitted, the Borrower will have a deemed distribution for tax purposes, but the loan will remain outstanding and the Committee shall deduct the total amount of the loan outstanding, and any interest and other charges then due and owing, from the portion of the Borrower’s Loan Available Account securing the loan as soon as a distribution or withdrawal is then permitted at law from such portion of the Loan Available Account (without regard to limitations in the Plan that are narrower than required by the Code). Any loan hereunder shall be considered an investment of the Borrower’s Loan Available Account and any loan shall reduce the investment of the Borrower in each respective Investment Option in the applicable Loan Available Account, on a proportionate basis. When a loan is repaid, each repayment shall be invested in the manner and same proportion that the Borrower has elected for his current contributions to his Account and which is currently in effect pursuant to Article V and shall be credited in the reverse order of priority as set forth in Paragraph (g) below.
(1) (i) Notwithstanding any other provision to the contrary, except as provided in clause (ii) of this subparagraph, in the event that a Borrower is granted a leave of absence without Compensation or at a rate of Compensation (after income and employment tax withholding) that is less than the total level repayment amount required under the terms of the loan(s), the Borrower may elect to discontinue repayments on his outstanding loan during his absence without the loan being deemed in default, provided that such period of nonpayment shall not exceed the Loan Suspension Period. Following the Borrower’s Loan Suspension Period, the duration of the loan may, at the election of the Borrower, be extended to a period equal to the Loan Suspension Period, and during such extended term following the Loan Suspension Period, payments shall be made at the same rate as in effect at the commencement of the leave of absence. Notwithstanding the foregoing, the loan must be repaid by the latest date permitted under the Plan and the loan payments due after the Loan Suspension Period must not be less than those required under the terms of the loan prior to the leave of absence.
     (ii) In the event that an extension under clause (i) of this Paragraph would cause the term of a loan to exceed the maximum permitted term under Paragraph (a), the Borrower shall be provided a revised repayment schedule with respect to the loan showing the increased amount of level repayment amounts required to be made following the Loan Suspension Period so that the loan shall be repaid during a period which shall not extend beyond such maximum permitted duration.
     (iii) In the event that either clause (i) or clause (ii) of this Paragraph is applicable to a loan, the borrowing Borrower shall at the request of the Committee execute and deliver an amended promissory note, in such form as the Committee shall provide, reflecting the extended term of the loan or revised payment schedule, or both, as the case may be.
          (iv) “Loan Suspension Period” shall mean the period during which a Participant discontinues payments on a loan pursuant to clause (i) of this Paragraph and continuing until the earlier of (i) the termination of the Participant’s leave of absence or (ii) one (1) year.
          (c) In the event any loan remains outstanding at the time a distribution (other than an additional loan) is otherwise scheduled to occur and such distribution would reduce the prescribed security for, or otherwise violate limitations with regard to the loan, then the amount of the distribution will be reduced by all or a portion of the outstanding loans to prevent such reduction.
          (d) A loan may be prepaid in full at any time.
          (e) Notwithstanding the foregoing, a Borrower who has a loan (or loans) outstanding under an Historic Plan or another plan qualified under Section 401(a) of the Code which is transferred to the Plan by trustee-to-trustee transfer or as a result of the merger of another plan qualified under Section 401(a) of the Code into the Plan shall be entitled to keep such loan (or loans) outstanding under the Plan until the loan (or loans) is repaid pursuant to the terms of such outstanding loan (or loans).

          (f) Any “party in interest” as defined in ERISA Section 3(14) who is a Terminated Participant or Retired Participant with an Account balance under the Plan shall have the right to receive a loan from the Plan. Owner-employees and shareholder-employees, as defined in Section 401(c) of the Code are eligible to take loans under the Plan.
          (g) Loan Available Account is defined for purposes of this Section 9.5 as the vested portion of the following sub-accounts of a Participant in the following order of priority: the Rollover Account, the 401(k) Account, the Catch-Up Contribution Account, the After-Tax Account, the vested portion of the Matching Contribution Account, and then the vested portion of the Profit Sharing Account.
          (h) No loan shall be made in the event that the interest rate required to be charged pursuant to (a)(ii) of this Section 9.5 would violate any applicable usury law.
          (i) The Committee shall administer this Section 9.5 pursuant to the foregoing and such additional rules and regulations as it shall promulgate in accordance with Code Section 72(p) and any Treasury Regulations thereunder and Department of Labor Regulation Section 2550.408b-1.
          9.6 Form of In-Service Distributions and Loans. Distributions to a Participant pursuant to this Article IX shall be made in a cash lump sum; provided that, to the extent the Participant’s Account is invested in Expedia Stock or, prior to December 31, 2005, with respect to a Participant who was a participant in the Prior Plan on the Distribution Date, to the extent the Participant’s Account is invested in IAC Stock, the Participant may elect to receive such portion in Expedia Stock (or, prior to December 31, 2005, IAC Stock, with respect to a Participant who was a participant in the Prior Plan on the Distribution Date, to the extent the Participant’s Account is invested in IAC Stock).

ARTICLE X
VOTING AND OTHER RIGHTS
          10.1 Voting of Expedia Stock. Each Member (or, in the event of the Member’s death, the Member’s Beneficiary) shall be entitled to instruct the Trustee as to the manner in which the Expedia Stock held in the Member’s Account shall be voted on each matter brought before an annual or special stockholders’ meeting of the Company. Before each such meeting of stockholders, the Company shall cause to be furnished to each Member (or, in the event of the Member’s death, the Member’s Beneficiary) a copy of all proxy solicitation material, together with a form requesting confidential instructions to be given to the Trustee on how the Expedia Stock attributable to the Member’s Account shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall on each such matter vote such Expedia Stock as instructed except as otherwise required by ERISA. The instructions received by the Trustee from Members (or Beneficiaries, as the case may be) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliate. Where no such voting instructions have been received by the Trustee, the Trustee shall vote such Expedia Stock as to which timely instructions were not received by the Trustee in the same proportion as it votes shares of Expedia Stock as to which timely instructions were received by the Trustee in accordance with ERISA.
          10.2 Tender and Exchange Offers on Expedia Stock. (a) Each Member (or, in the event of the Member’s death, the Member’s Beneficiary) shall have the right, based upon the Expedia Stock held in the Member’s Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for such Expedia Stock and the Trustee shall tender or not tender such Expedia Stock for each Member’s Account based upon such instructions. The Company shall utilize its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary, as the case may be) such identical written information (if any) as will be distributed to stockholders of the Company in connection with any such tender or exchange offer and a tender or exchange offer instruction form for return to the Trustee or its designee.
          (b) The form described in (a) above shall show the number of full shares of Expedia Stock attributable to the Member’s Account (whether or not vested) and shall provide a means for him to (i) instruct the Trustee whether or not to tender such shares and (ii) specify the Investment Option under the Plan in which the proceeds of any sale shall be invested in the event such shares are sold pursuant to the tender offer. Such form shall also advise each Member with an investment in Expedia Stock that, in the event the Trustee is not provided with tender or exchange instructions, the Trustee shall not tender or exchange shares of Expedia Stock as to which timely instructions were not received by the Trustee. Such form shall further advise that, in the event a Member’s Expedia Stock is sold and the Member has not specified the Investment Option in which the proceeds shall be invested, such proceeds shall be invested in a managed income fund, until a further investment election is made by the Member pursuant to the Plan. Except for the foregoing, the Company shall not provide to the Member any information or guidance not provided to all stockholders. Upon receipt of such instructions, the Trustee shall tender or not tender (or withdraw from tender) or exchange such Expedia Stock in accordance with such instructions, and the Trustee shall not tender or exchange any such shares of Expedia Stock as to which timely instructions were not received by the Trustee and any shares of Expedia Stock not credited to Members’ Accounts but held by the Plan. Except as may be required by law, instruction forms received from the Member shall be retained by the Trustee and shall not be provided to the Company or to any officer or employee thereof or to any other person.
          10.3 Procedures of the Company With Respect to Voting and Tender Instructions. In implementing the foregoing procedures, the Company will act fairly, in the best interests of each Member, and in a manner which will not impose undue pressure on any Member as to what tender or exchange offer instructions he should give to the Trustee. The giving of an instruction to the Trustee to tender or exchange Expedia Stock shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of a Member’s interest in the Plan. Accounts shall be adjusted appropriately to reflect the Trustee’s execution of their instructions, or if no instructions were received, no adjustment shall be made to the extent the Trustee does not tender or exchange any such shares of Expedia Stock as to which timely instructions were not received by the Trustee. Proceeds resulting from the sale of any Expedia Stock shall be invested in the Investment Option specified by the Member in his instructions to the Trustee and, in the absence of such instructions, such proceeds shall be invested in the money market fund, until a further investment election is made by the Member pursuant to the Plan.
          10.4 Member Deemed Named Fiduciary. Notwithstanding anything in the Plan to the contrary, each Member is, for purposes of this Section, hereby designated a “named fiduciary”, within the meaning of Section 402(a)(1) of ERISA, with regard to his Account.
          10.5 Confidentiality. It is intended that the Expedia Stock Option shall be administered and operated in accordance with Section 404(c) of ERISA and the regulations thereunder. For such purposes, the Trustee shall be the identified fiduciary and shall be responsible for, without limitation, the implementation and monitoring of confidentiality procedures.

ARTICLE XI
PAYMENT OF BENEFITS
          11.1 Payments for Incompetent Persons. If the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Spouse, child, grandchild, parent, brother or sister of such person, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.
          11.2 Spendthrift. No benefit payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. No benefit and no fund established in connection with the Plan shall in any manner be subject to the debts or liabilities of any person entitled to such benefit. This Section 11.2 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a “qualified domestic relations order,” as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. A qualified domestic relations order may direct that an alternate payee receive a distribution from the Plan prior to the Member’s “earliest retirement age,” as defined in Code Section 414(p)(4)(B). Notwithstanding anything herein to the contrary, the provisions of this Section 11.2 shall not apply to any offset of a Member’s benefits provided under the Plan against an amount that the Member is ordered or required to pay to the Plan under any of the circumstances set forth in Section 401(a)(13)(C) of the Code and Sections 206(d)(4) and 206(d)(5) of ERISA.

ARTICLE XII
ADMINISTRATION OF THE PLAN
          12.1 Plan Administrator. The general administration of the Plan on behalf of the Plan Administrator shall be placed in a Committee of not less than two (2) members; provided however, that any action taken by the Committee, if composed of only two (2) members, must be taken unanimously. The members of the Committee shall be appointed by the Board or a duly appointed committee thereof and each such member shall serve at the pleasure of such Board.
          12.2 Appointment to and Resignation From the Committee. Any person appointed to be a member of the Committee shall signify his acceptance in writing to the Board which appointed him. Any member of the Committee may resign by delivering his written resignation to the Board which appointed him. Such resignation shall become effective upon delivery or at any later date specified therein.
          12.3 Reimbursement of Expenses of Committee. The Plan shall pay or reimburse the members of the Committee for all reasonable expenses incurred unless the Employer shall pay or reimburse the members of the Committee for such expenses.
          12.4 Action by Majority of the Committee. A majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all the members.
          12.5 Internal Structure of Committee. The members of the Committee shall elect from their number a Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee may appoint such subcommittees with such powers as it shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment in its behalf.
          12.6 Powers of the Committee. Subject to the limitations of the Plan, the Committee may, in its sole and absolute discretion, make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder; may interpret the Plan; may decide on questions as to the eligibility of any person to receive benefits and the amount of such benefits; may authorize the payment of benefits in such manner and at such times as it may determine; may prescribe forms or telephonic or electronic means to be used for making various elections under the Plan, for designating beneficiaries or for changing or revoking such designations, for applying for benefits and for any other purposes of the Plan, which prescribed forms in all cases must be executed and filed with the Committee (unless the Committee shall otherwise determine) and may take such other action or make such determinations in accordance with the Plan as it deems appropriate. To the extent that the form or method prescribed by the Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan, such form shall be evidence of

(i) the Committee’s interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee pursuant to the authority granted to the Committee under the Plan.
          12.7 Investment Policy Responsibility of Committee. The members of the Committee shall together establish and carry out, or cause to be provided by those persons (including, without limitation, any investment manager, trustee or insurance company) to whom responsibility or authority therefor has been allocated or delegated in accordance with this the Plan or the Trust Agreement, an investment policy consistent with the objectives of the Plan and the requirements of ERISA, including, without limitation, a policy which complies with Section 404(c) of ERISA. For such purposes, the Committee shall, at a meeting duly called for the purpose, establish an investment policy which satisfies the requirements of ERISA, and shall meet at least annually at a stated time of the year to review such investment policy. All actions taken with respect to such investment policy and the reasons therefor shall be recorded in the minutes of the meetings of the Committee.
          12.8 Actions of the Committee to be Uniform; Regular Personnel Policies to be Followed. Any discretionary actions to be taken under this Plan by the Committee with respect to the classification of the Employees, contributions, or benefits shall be uniform in their nature and applicable to all Employees similarly situated. With respect to service with the Employer, leaves of absence and other similar matters, the Committee shall administer the Plan in accordance with the Employer’s regular personnel policies at the time in effect.
          12.9 Decisions of Committee are Binding. The decisions of the Committee with respect to any matter it is empowered to act on shall be made in the Committee’s sole discretion and shall be final, conclusive and binding on all persons, based on the Plan documents. In carrying out its functions under the Plan, the Committee shall endeavor to act by general rules so as to administer the Plan in a uniform and nondiscriminatory manner as to all persons similarly situated.
          12.10 Spouse’s Consent. In addition to when such consent is expressly required by the terms of this Plan, the Committee may in its sole discretion also require the written consent of the Employee’s Spouse to any other election or revocation of election made under this Plan before such election or revocation shall be effective.
          12.11 Delegation of Authority. The Committee may delegate any and all of its powers and responsibilities hereunder to other persons by formal resolution filed with and accepted by the Board of Directors. Any such delegation shall not be effective until it is accepted by the Board and the persons designated and may be rescinded at any time by written notice from the Committee to the person to whom the delegation is made.
          12.12 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
          12.13 Retention of Professional Assistance. The Committee may employ or retain such legal counsel, accountants, actuaries, consultants, investment advisors, physicians, agents and other persons as it may require in carrying out the provisions of the Plan. The

Committee may appoint an investment manager or managers, as defined in Section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan. The fees, charges and costs resulting from such employment or retention of professional assistance shall be charged as an expense of the Trust Fund unless paid by an Employer, in its sole discretion.
          12.14 Reliance on Various Documents. The members of the Committee and the Employer and its officers, trustees and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the Plan actuary, upon all certificates and reports made by any accountant selected by the Committee, and upon all opinions given by any legal counsel selected by the Committee. The members of the Committee and the Employer and its officers, trustees and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such actuary, accountant or counsel, and all action so taken or suffered shall be conclusive upon all parties.
          12.15 Accounts and Records. The Committee shall maintain such accounts and records regarding the fiscal and other transactions of the Plan and such other data as may be required to carry out its functions under the Plan and to comply with all applicable laws. The Committee shall report annually to the Board on the financial condition and administrative operation of the Plan for the preceding year.
          12.16 Compliance with Applicable Law. The Company shall be deemed the Plan Administrator for the purposes of any applicable law and shall be responsible for the preparation and filing of any required returns, reports, statements or other filings with appropriate governmental agencies. The Company shall also be responsible for the preparation and delivery of information to persons entitled to such information under any applicable law.
          12.17 Liability. The functions of the Committee, the Board, and the Employer under the Plan are fiduciary in nature and each shall be carried out solely in the interest of the Members and other persons entitled to benefits under the Plan for the exclusive purpose of providing the benefits under the Plan (and for the defraying of reasonable expenses of administering the Plan). The Committee, the Board, and the Employer shall carry out their respective functions in accordance with the terms of the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No member of the Committee and no officer, director or employee of the Employer shall be liable for any action or inaction with respect to his functions under the Plan unless such action or inaction is adjudicated to be a breach of the fiduciary standard of conduct set forth above. Further, no member of the Committee shall be personally liable merely by virtue of any instrument executed by him or on his behalf as a member of the Committee.
          12.18 Indemnification. The Company shall indemnify to the fullest extent permitted by law and the Company’s Certificate of Incorporation and by-laws, and to the extent not covered by insurance, its officers and directors (and any employee involved in carrying out the functions of the Company under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his duties or responsibilities with respect to the Plan except with regard to any matters as to which he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duty as a fiduciary. Any indemnification by the Employer shall be at the Employer’s expense and shall not be deemed an expense of the Plan.
          12.19 Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Solely to the extent required under Section 16(b) of the Exchange Act, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Expedia Stock are intended to comply with all exemptive conditions under Rule 16b-3 promulgated under the Exchange Act. The Committee may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan.
          12.20 Claims Procedure.
          (a) Initial Claim.
     (i) Any claim by an Employee, Member or Beneficiary (“Claimant”) with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee or its designee. The Committee shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit. If a Claimant is denied benefits under the Plan, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the Committee receives the claim, provided that in the event of special circumstances such period may be extended.
     (ii) With respect to any claim, the ninety (90) day period may be extended for a period of up to ninety (90) days (for a total of one hundred eighty (180) days). If the initial ninety (90) day period is extended, the Committee shall notify the Claimant in writing within ninety (90) days of receipt of the claim. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.
     (iii) If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

     (iv) If a claim is wholly or partially denied, the notice to the Claimant shall set forth:
     (A) The specific reason or reasons for the denial;
     (B) Specific reference to pertinent Plan provisions upon which the denial is based;
     (C) A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;
     (D) Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and
     (E) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.
          (b) Claim Denial Review.
     (i) If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee. Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied. The Claimant or his duly authorized representative may:
     (A) Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant’s claim; and
     (B) Submit written comments, documents, records, and other information relating to the claim. The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.
     (ii) The decision of the Committee upon review shall be made within sixty (60) days after receipt of the Claimant’s request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension.
     If the sixty (60) day period is extended, the Committee shall, within sixty (60) days of receipt of the claim for review, notify the Claimant in writing. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review. If the extension is required due to the Claimant’s failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee’s request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.
     (iii) If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.
     (iv) The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend. If a hearing is held, the Claimant shall be entitled to be represented by counsel.
     (v) The Committee’s decision upon review on the Claimant’s claim shall be communicated to the Claimant in writing. If the claim upon review is denied, the notice to the Claimant shall set forth:
     (A) The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;
     (B) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and
     (C) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.
          (c) A document, record or other information is considered “relevant” to a claim for this purpose if it (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative process and safeguards required by law when making the benefit determination.
          (d) All interpretations, determinations and decisions of the Committee with respect to any claim, including without limitation the appeal of any claim, or any matter relating to the Plan, shall be made by the Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.
          (e) The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation. In no event shall it be interpreted as expanding the rights of

Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.
          12.21 Benefits. Benefits under the Plan will be paid only if the Plan Administrator decides in its sole discretion that the applicant is entitled to them.
          12.22 Electronic Administration. For purposes of the Plan, any forms, elections, loans, regulations, rules, notices and disclosure of information may, to the extent permitted by the Company or the Committee and by applicable law, be made or provided by paper, telephonic or electronic means.

ARTICLE XIII
FUNDING OF PLAN
          13.1 Media of Funding. A Trustee has been appointed to hold the assets of the Trust Fund. The Plan shall be funded through one or more funds and invested in stocks, securities, bonds, mortgages, insurance or annuity contracts, real estate or any other legal investment; provided that all such investments shall be the property of the Trustee.
          13.2 Trust Fund to be for the Exclusive Benefit of Members. The contributions of the Employer to the Trust Fund shall be for the exclusive benefit of Members, and no part of the assets of such Trust Fund shall revert to the Employer.
          13.3 Interests of Members in Trust Fund. No Member shall have any right, title, or interest in any part of the assets of any Trust Fund except as and to the extent expressly provided in the Plan.
          13.4 Payment Instructions from Committee. The Trustee shall make payments from the Trust Fund upon the receipt of written instructions from the Committee to the person or persons designated by the Committee as entitled under the terms of the Plan to such payment. Any payment instructions from the Committee to the Trustee shall warrant that such payment is being made either to a person entitled to benefits or payments under the Plan or to pay the expenses of the Plan.
          13.5 Investment and Control of Trust Fund. The investment of the assets comprising the Trust Fund shall be the responsibility of the Trustee, subject to, and except as otherwise provided by the terms and provisions of Section 6.11 hereof and of the Trust Agreement (including any provision for appointment of an investment manager, as defined in Section 3(38) of ERISA, for all or any portion of the Trust Fund). The Company shall have no responsibility with respect to control and management of the Trust Fund except to the extent expressly provided in the Trust Agreement.
          13.6 Limitation of Liability. The Trust Fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan. Each Member and Beneficiary and any other person, who shall claim any right to payment under the Plan, shall be entitled to look only to the Trust Fund, and shall not have right, claim or demand therefor against the Employer, the Committee (or any member thereof), the Trustee, or any officer, partner or director of the Employer.

ARTICLE XIV
AMENDMENT OF THE PLAN
          14.1 Company May Amend Plan. Subject to the provisions of this Article XIV, the Company (on behalf of itself and Member Companies) by action of the Board (or a duly authorized committee thereof), in accordance with the by-laws of the Company, reserves the right at any time, and from time to time, to modify and amend any or all of the provisions of the Plan.
          14.2 Retroactive Amendments. Except as otherwise provided herein, no modification or amendment may be made which shall have any retroactive effect so as to deprive any Member or other person of any vested benefits under the Plan. A modification or amendment may retroactively reduce benefits if expressly permitted by any applicable law or if such modification or amendment is necessary to bring the Plan into conformity with the requirements of Section 401(a) of the Code or other applicable provisions of the Code.
          14.3 Amendment Affecting Vesting Provisions. No amendment shall reduce the extent to which a Member would be vested in his retirement income if his employment were to terminate as of the date of the amendment. No amendment which modifies the method or criteria used to determine to what extent a Member would be vested in his retirement income if his employment were to terminate shall become effective with respect to a Participant with at least three (3) Years of Service unless the Member is permitted to elect to have the extent of his vesting determined without regard to such amendment. The Committee shall offer the election referred to in the preceding sentence no later than sixty (60) days after the latest of the adoption of the amendment, the amendment’s effective date, or the date the Participant is notified of the amendment.
          14.4 No Diversion of Fund. No modification or amendment of the Plan shall cause or permit any part of the assets comprising the Fund to be diverted to purposes other than for the exclusive benefit of Members and others entitled to benefits under the Plan or for the payment of expenses of the Plan.
          14.5 Reversion to Employer. No modification or amendment shall cause or permit any part of the assets comprising the Fund to revert to or become the property of the Employer prior to the satisfaction of all liabilities under the Plan to Members and others entitled to benefits hereunder.
          14.6 Mergers, Consolidations and Transfers. The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it had terminated immediately before the merger, consolidation or transfer.

ARTICLE XV
TERMINATION OF THE PLAN
          15.1 Right to Terminate. The Company (on behalf of itself and Member Companies) by action of its Board (or a duly authorized committee thereof), on behalf of the Company and the Employer, shall have the right in accordance with the by-laws of the Company, anything herein to the contrary notwithstanding, to terminate, or completely discontinue contributions under, the Plan at any time.
          15.2 Termination of Plan. In the event that the Plan is terminated for any reason, or contributions are completely discontinued, the rights of all Members to benefits accrued under the Plan as of the date of such termination, to the extent then funded, shall be nonforfeitable; and the assets of the Plan shall be allocated by the Committee. After providing for the expenses of the Plan, the assets remaining in the Trust shall in the discretion of the Committee be either continued in the Trust until paid out in accordance with the provisions of the Plan or distributed to the Members and Beneficiaries (unless the Plan is continued by a successor to the Employer).
          15.3 Partial Termination. The Plan may be partially terminated by the Employer, or by operation of law, with respect to a group of Members without causing the termination of the Plan as a whole. In the event of such a partial termination, the Accounts of the Members involved in the partial termination shall, to the extent then funded, be fully vested and nonforfeitable.

ARTICLE XVI
PROVISIONS RELATING TO TOP-HEAVY PLAN
          16.1 Applicability. The provisions of this Article XVI shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.
          16.2 Definitions. The definitions apply to this Article XVI and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.
          (a) Determination Date. With respect to each Plan Year, the Determination Date shall be the final day of the immediately preceding Plan Year.
          (b) Key Employee. “Key Employee” shall mean:
     (1) any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer or an Affiliate having annual compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Section 416(i)(1) of the Code), provided that no more than fifty (50) employees (or, if lesser, the greater of three (3) or ten (10) percent of the employees) shall be treated as officers;
     (2) an Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or
     (3) an Employee who (i) owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or more than one percent (1%) of the total combined voting power of all stock of the Employer and (ii) who receives annual compensation from the Employer or any Affiliate in excess of one hundred fifty thousand dollars ($150,000).
     For purposes of this Paragraph (b), annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
          (c) Aggregated Plans. “Aggregated Plans” shall mean all plans of the Employer or any Affiliate (i) that are qualified under Code Section 401(a) and (b) in which a Key Employee is a participant, and (ii) all other plans of the Employer or any Affiliate that enable any plan described in clause (i) above to meet the requirements of Code Section 401(a)(4) or 410 (the “Required Aggregation Group”). The Required Aggregation Group shall include each plan which satisfies the requirements of the preceding sentence, whether or not any such plan is terminated. In addition, the term “Aggregated Plans” shall include any plan of the Employer or any Affiliate which is not required to be included in the Required Aggregation Group, provided that the resulting group, taken as a whole, continues to meet the requirements of Code Sections 401(a)(4) and 410 (the “Permissive Aggregation Group”). The Committee may elect to exclude as an Aggregated Plan any plan in the Permissive Aggregation Group that is a collectively bargained plan, if the necessary information as to participants and benefits with respect to such plan is not available.
          (d) Top-Heavy Plan. The Plan shall constitute a “Top-Heavy Plan” for any Plan Year if, as of the applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregated Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregated Plan that is of a defined benefit type exceeds sixty percent (60%) of the sum of (a) the accounts of all Employees under any Aggregated Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of all Employees under any Aggregated Plan that is of a defined benefit type. The above determinations shall be made in accordance with Code Section 416(g). Notwithstanding the foregoing provisions of this Paragraph (d), “Top-Heavy Plan” shall not include a plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met. If, but for the preceding sentence, a plan would be treated as a Top-Heavy Plan because it is a member of an Aggregated Plan, of Top-Heavy Plans, contributions under the Plan may be taken into account in determining whether any other plan meets the requirements of Section 16.3.
          (e) Super Top-Heavy Plan. The Plan shall constitute a “Super Top-Heavy Plan” for any Plan Year if, as of the Applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregated Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregated Plan that is of a defined benefit type exceeds ninety percent (90%) of the sum of (a) the accounts of all Employees under any Aggregated Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of all Employees under any Aggregated Plan that is of a defined benefit type. The above determinations shall be made in accordance with Code Sections 416(g) and 416(h)(2)(B).
          (f) Rules for Determining Accrued Benefits and Accounts. In determining the present value of accrued benefits for Aggregated Plans of the defined benefit variety and accounts for Aggregated Plans of the defined contribution variety, the following rules shall prevail:
     (i) The accrued benefit for each current Employee shall be computed as if the Employee voluntarily terminated service as of the Determination Date.
     (ii) The interest rate to be used shall be the interest rate in the defined benefit plan maintained by the Company, if any, and post-retirement mortality shall be determined based on the mortality table used by such defined benefit plan for post-retirement mortality assumptions. There shall be no assumption as to pre-retirement mortality or future increases in cost of living.
     (iii) If a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11) is the normal form of benefit, for purposes of determining the present value of the accrued benefit, the Spouse of the Member shall be assumed to be the same age as the Member.
     (iv) The present value shall reflect a benefit payable commencing at Normal Retirement Age (or attained age, if later), provided that if the Plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.
     (v) The Matching Contribution Account, Profit Sharing Contribution Account and QNEC Account shall be determined as of the most recent valuation occurring within the twelve (12) month period ending on the Determination Date.
     (vi) An adjustment shall be made for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but before the Determination Date, except that for the first Plan Year such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.
The accrued benefit or account balance with respect to any Employee shall be increased by the aggregate distributions made to such Employee from any Aggregated Plan during the one (1) year period ending on the Determination Date including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code; provided, however, that:
(1) Any distribution made after a Valuation Date but prior to the Determination Date shall not be counted as a distribution to the extent already included as of the Valuation Date; and
(2) In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting five (5) year period for one (1) year period.
Notwithstanding the previous sentence, the accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account.
     (vii) Any Employee contributions, whether voluntary or mandatory, shall be included. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the account.

     (viii) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purpose of this Article XVI. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the account.
     (ix) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Article XVI. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Employee’s account, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.
     (x) For purposes of determining whether the employer is the same employer under (i) and (j) an Employer and all Affiliates shall be treated as the same employer.
     (xi) For purposes of this Article XVI, a Beneficiary of any deceased Employee shall be considered a Participant hereunder.
     (xii) Notwithstanding anything herein to the contrary, no individual shall be counted as an Employee or Participant for purposes of this Article XVI if such individual has not performed services for the Employer or an Affiliate at any time during the five (5) year period ending on the Determination Date.
          (g) Top-Heavy Plan Year. “Top-Heavy Plan Year” shall mean a Plan Year in which a one-year Period of Service is accrued by the Top-Heavy Participant provided that no Plan Year shall be classified as a Top-Heavy Plan Year if in such Plan Year the Plan was not a Top-Heavy Plan.
          (h) Top-Heavy Participant. “Top-Heavy Participant” shall mean each Participant and any Employee who is excluded from being a Participant (or who accrued no benefit) because his compensation was less than a stated amount or any Employee who is excluded from being a Participant because of a failure to make mandatory employee contributions.
          (i) Testing Period. “Testing Period” shall mean, with respect to a Top-Heavy Participant, the five (5) consecutive Top-Heavy Plan Years of employment of such Top-Heavy Participant by the Employer or any Affiliate during which the aggregate Top-Heavy Compensation paid by the Employer or any Affiliate to such Top-Heavy Participant was the highest, or if the Plan was a Top-Heavy Plan for less than five (5) Top-Heavy Plan Years, the number of Top-Heavy Plan Years. Exclusion of a Plan Year as a Top-Heavy Plan Year because a one year Period of Service was not accrued or because of Paragraph (h) above shall not be deemed to break the consecutiveness of the surrounding Top-Heavy Plan Years.

          (j) Top-Heavy Compensation. “Top-Heavy Compensation” shall mean compensation as defined in Treasury Regulation Section 1.415-2(d).
          16.3 Minimum Contribution. (a) Subject to Paragraphs (c) and (d) below, for each Plan Year during which the Plan constitutes a Top-Heavy Plan, any Employer contributions made under the Plan shall be allocated to assure that each Top-Heavy Participant, other than a Key Employee, who is employed on the last day of the Plan Year (and without regard to whether such Participant was credited with a one year Period of Service for such Plan Year) is credited with a benefit for such Plan Year under the Plan and any other defined contribution plan of the Employer no less than the lesser of (i) three percent (3%) of such Top-Heavy Participant’s Top-Heavy Compensation for such Plan Year, or (ii) if the greatest percentage of Top-Heavy Compensation contributed by the Employer on behalf of a Key Employee during such Plan Year is less than three percent (3%), the greatest percentage of such Top-Heavy Participant’s Top-Heavy Compensation contributed for a Key Employee. In determining the benefit credited to any Participant during any Plan Year, all Employer contributions made hereof shall be included.
          (b) The minimum contribution referred to in (a) above (except with regard to Key Employees) shall not include any Employee contributions, nor amounts treated as Employer contributions pursuant to a salary reduction arrangement permitted by Code Section 401(k), except for purposes of determining the greatest percentage of Top-Heavy Compensation allocated on behalf of Key Employees.
          (c) If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan or any other defined contribution plan of the Employer, the additional contribution due under (a) above shall be reduced by the actuarial equivalent of the benefits derived by the Top-Heavy Participant under such defined benefit plan calculated on the basis of the actuarial assumptions of the Plan, or by the amount of the contributions under the defined contribution plan.
          (d) If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan or any other defined contribution plan that constitutes a Top-Heavy Plan, no minimum contribution under this Section 16.3 shall be required, unless otherwise required by Treasury Regulation Section 1.416-1.

ARTICLE XVII
MISCELLANEOUS
          17.1 Rights of Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge such Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service, nor shall it interfere with the Employee’s right to terminate his service at any time.
          17.2 Deductibility. All contributions under the Plan are expressly conditioned upon the deductibility of such contributions under Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. A contribution which is not deductible in the current taxable year of the Employer but may be deducted in the taxable years of the Employer subsequent to the year in respect of which it is made, shall not be considered to be disallowed.
          17.3 Mistake in Fact. In the case of a contribution which is made by the Employer under mistake of fact, such contribution may be returned to the Employer within one year after the payment of the contribution.
          17.4 Plan Qualification. Contributions to the Plan are conditioned on the initial qualification of the Plan under Section 401(a) and 401(k) of the Code, and if the Plan is found not to so qualify, contributions made in respect of any period subsequent to the effective date of the disqualification shall be returned to the contributor within one (1) year after the denial of such qualification.
          17.5 Provisions Inconsistent With Qualified Status. This Plan is intended to be a qualified plan under the Code. Any provision of this Plan that would cause the Plan to fail to comply with the requirements for qualified plans under the Code shall, to the extent necessary to maintain the qualified status of the Plan, be null and void ab initio, and of no force and effect, and the Plan shall be construed as if the provision had never been inserted in the Plan.
          17.6 Headings. The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.
          17.7 Use of Words. Whenever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, and a singular word shall be deemed to include the singular and plural, in all cases where the context so requires.
          17.8 Applicability of State Law. If any determination is to be made with respect to the Plan under applicable state law, the laws of the State of Washington shall apply.
          17.9 Adjustments for Changes in Capital Structure. The existence of this Plan shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, consolidation or separation, including a spin-off, or other distribution of stock or property of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Expedia Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off or exchange of shares, distribution with respect to its outstanding Expedia Stock or capital stock other than Expedia Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) held under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Members under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Members, Beneficiaries and employees and their respective heirs, executors, administrators, successors and assigns.

ARTICLE XVIII
ADOPTION OF PLAN BY AFFILIATE
          18.1 Purpose of Article. The purpose of this Article is to describe the terms and conditions under which an Affiliate or Eligible Company may adopt and become an Adopting Employer under the Plan and Trust for the benefit of its Eligible Employees.
          18.2 Execution of Adoption Agreement by an Affiliate. Any Affiliate or Eligible Company may, subject to consent of the Company, become an Adopting Employer under the Plan and Trust.
          (a) The Adopting Employer shall be bound by all the provisions of the Plan and Trust in the manner set forth herein and any amendments thereto.
          (b) The Adopting Employer shall pay its share of the contributions to and expenses of, the Plan and Trust as the Company may determine from time to time in the manner specified herein.
          (c) The Adopting Employer shall provide the Company, the Committee and Trustee with full, complete, and timely information on all matters necessary to them relating to or in connection with the administration or operation of the Plan and Trust.
          18.3 Participation in the Plan.
          (a) In the event of the adoption of the Plan and Trust by an Affiliate or an Eligible Company, the Affiliate or Eligible Company shall become an Adopting Employer and all the terms and conditions of the Plan and Trust as set forth hereunder shall apply to the participation under the Plan of such Affiliate or Eligible Company and its Employees in the manner as set forth herein for an Adopting Employer and its Employees; notwithstanding the above, the following rights are specifically reserved to the Company:
     (1) The right to designate an Adopting Employer as set forth herein;
     (2) The right to appoint the members of the Committee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; provided that an Adopting Employer may appoint an Advisory Committee of such composition and size as it may determine to advise the Committee on any matters affecting such Adopting Employer or its Employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Adopting Employer or its Employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Adopting Employer appointing such Advisory Committee, but in no event shall the existence of such Advisory Committee modify or otherwise limit any of the powers or duties of the Committee under the Plan;

     (3) The right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan;
     (4) The right to amend the Plan and Trust, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; and any such amendment, unless otherwise specified herein, shall be fully binding with respect to such participation by any Adopting Employer; provided that this reservation shall in no event be construed to prevent any Adopting Employer from terminating at any time, in the manner set forth herein, its participation as an Adopting Employer under the Plan.
          (b) In the operation of the Plan with respect to an Adopting Employer, the term “Effective Date” shall mean such date specified in such Adopting Employer’s Adoption Agreement.
          (c) Unless otherwise provided in the adoption agreement of an Adopting Employer, service for an Employee of such Adopting Employer for eligibility, vesting and benefit purposes shall be determined from the Employee’s Employment Commencement Date with the Employer.
          (d) Termination by an Adopting Employer. Any Adopting Employer, in accordance with its by-laws (or similar governing documents) and applicable law, may at any time elect to terminate its participation under the Plan in the manner set forth herein, or any Adopting Employer may elect at any time by executing a transfer agreement affecting only its own status hereunder to disassociate itself from this Plan and Trust but to continue the Plan and the portion of the Trust as it pertains to itself and its Employees as an entity separate and distinct from this Plan and Trust. Termination of the participation of any Adopting Employer, or disassociation, shall not affect the participation in the Plan of any other Adopting Employer nor terminate the Plan or Trust with respect to them and their Employees; provided that, if the Company shall terminate its participation in the Plan, or disassociate itself, then each remaining Adopting Employer shall make such arrangements and take such action as may be necessary to assume the duties of the Company in providing for the operation and continued administration of the Plan and Trust as the same pertains to the Adopting Employer.
          18.4 Adopting Employer Plan Expenses. Each Adopting Employer shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan and Trust, including its share of any Trustee’s fees. The amount of such charges to each Adopting Employer shall be determined by the Company, in its sole discretion, or pursuant to an agreement between the Company and the Adopting Employer.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officer thereunto duly authorized, as the                      day of                      2005.

EXPEDIA, INC.

By:

Title:

EXHIBIT A
ADOPTING EMPLOYERS
•	Expedia, Inc. (WA), Hotels.com (DE), Hotwire, Inc. (DE) and TripAdvisor, Inc. (DE) and each of their Affiliates on the Effective Date except Expedia, Inc., a Delaware Corporation, and Premier Getaways, Inc.

•	Notwithstanding the foregoing, effective January 1, 2006, Premier Getaways, Inc. shall become a Member Company.

A-1

EXHIBIT B
SPECIAL VESTING PROVISIONS
Notwithstanding Section 5.1(b) of the Plan, but subject to Section 5.1(c) of the Plan, this Exhibit B applies to Transferred Participants who were participants in an Historic Plan as set forth below and who became Members in the Plan or Prior Plan pursuant to the merger of such Historic Plan into the Plan or Prior Plan.
     1.1 TripAdvisor, Inc. 401(k) Profit Sharing Plan & Trust. With respect to each Transferred Participant who was a Participant in the TripAdvisor, Inc. 401(k) Profit Sharing Plan & Trust on September 31, 2004 and who is credited with an Hour of Service on or after October 1, 2004, the portion of such Transferred Participant’s Accrued Benefit in his Matching Contribution Account and Profit Sharing Account which shall become vested and nonforfeitable shall be based on the number of years in his Period of Service according to the following schedule:

Number of Years in Period of Service	Nonforfeitable Percentage

1	25%
2 or more	100%

B-1